                                                             Exhibit 10.27




                            BASIC LEASE INFORMATION

                      LEASE DATED AS OF SEPTEMBER 25, 1993


Lessor:                TriNet Essential Facilities X, Inc.

Tenant:                West Coast Liquidators, Inc.

Guarantor:             MacFrugal's Bargains*Close-outs Inc.

Commencement Date:     October 4, 1993 (Interim Term)
                       November 1, 1993 (Initial Term)

Lease Expiration Date: October 31, 2009 unless extended pursuant to
                       Paragraph 3(c) of the Lease.

Purchase Price:        $23,462,625.00

Primary Term Fixed Rent: The annual Fixed Rent during the Preliminary and Initial Term of the Lease shall be payable monthly in advance as follows:

(a) From the delivery of the Lease through October 31, 1997: 10.35% of Purchase Price per annum, 1/12 of which shall be payable on the first day of each month, commencing November 1, 1993.

(b) On November 1 in each of 1997, 2001 and 2005, the dollar amount of Fixed Rent specified in clause (a) shall be increased (but not decreased) by a dollar amount equivalent to the product of the Fixed Rent payable during the immediately preceding period and 85% of the percentage increase in the All Urban Consumer Price Index ("CPI") over the preceding four-year period, but in no event, however, shall any such increase in Fixed Rent exceed 12% of the Fixed Rent payable in such prior period.

Renewal Term Rents: The annual Fixed Rent during any Renewal Term shall be payable monthly in advance, determined on the first day of the first year of each Renewal Term and on the first day of the sixth year of the Second Renewal Term. The annual Fixed Rent shall be payable (i) in the First Renewal Term at a rate equal to the annual Fixed Rent payable during the immediately prior 4 year period, increased (but not decreased) by a dollar amount equivalent to the product of such prior period Fixed Rent and 85% of the percentage increase in the CPI over the preceding four year period, but such increase shall not exceed 12% of the

Fixed Rent payable in such prior period, (ii) in the first five years of the Second Renewal Term at a rate equal to the annual Fixed Rent payable during the immediately prior 2 year period, increased (but not decreased) by a dollar amount equivalent to the product of such prior period Fixed Rent and 85% of the percentage increase in the CPI over the preceding two year period, but such increase shall not exceed 6% of the Fixed Rent payable in such prior period and (iii) in the second five years of the Second Renewal Term at a rate equal to the annual Fixed Rent payable during the immediately prior 5 year period, increased (but not decreased) by a dollar amount equivalent to the product of such prior period Fixed Rent and 85% of the percentage increase in the CPI over the preceding five year period, but such increase shall not exceed 15% of the Fixed Rent payable in such prior period.

Fixed Rent calculated as set forth above is subject to adjustment in the event Landlord purchases the fee title to either the Improvements alone or the Land and the Improvements together, as follows: annual Fixed Rent shall thereafter be the sum of (i) annual Fixed Rent as calculated above, (ii) annual payments of $500,000 under the PILOT Agreement, whether or not the PILOT Agreement is then in effect and (iii) annual rent that would then be payable (as adjusted, if applicable) under the Master Lease if the Master Lease had continued to be in effect, increased by any amounts required to be paid under Clause D of
Section 9.1 or 9.2 of the Master Lease and not theretofore paid.

Landlord Address   TriNet Essential Facilities X, Inc.
for Payment:       c/o TriNet Corporate Realty Trust, Inc.
                   4 Embarcadero Center, Suite 3150
                   San Francisco, California  94111
                   Attention: Mark S. Whiting

Tenant Address:    West Coast Liquidators, Inc.
                   2430 E. Del Amo Boulevard
                   Dominguez, California  90220
                   Attention:  Real Property Administration

                                LEASE AGREEMENT


                                    Between


                      TRINET ESSENTIAL FACILITIES X, INC.
                                  as Landlord


                                      and


                          WEST COAST LIQUIDATORS, INC.
                                   as Tenant





                         Dated as of September 25, 1993

                                     TABLE OF CONTENTS

                                                                                                                              Page
                                                                                                                              ----
 1.  DEMISE OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

 2.  USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

 3.  TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

 4.  RENTAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

 5.  NET LEASE; NON-TERMINABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

 6.  QUIET ENJOYMENT:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

 7.  UTILITY BILLS; MASTER LEASE; PILOT AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

 8.  REPAIRS AND MAINTENANCE; REPLACEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

 9.  IMPOSITIONS; PERMITTED CONTEST; LANDLORD CURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

10.  DESTRUCTION OF OR DAMAGE TO PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

11.  INSURANCE, HOLD HARMLESS AND INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

12.  GOVERNMENTAL ORDERS; COVENANTS:   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

13.  PARTIAL TAKING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

14.  TERMINATION OF LEASE FOR SUBSTANTIAL TAKING   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

15.  DEFAULT: Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

16.  REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

17.  SUBORDINATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

18.  LANDLORD'S RIGHT OF ENTRY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

19.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

20.  STATUS OF LEASE; FINANCIAL DATA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

21.  MECHANICS' LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

22.  END OF TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

23.  ALTERATIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

24.  MEMORANDUM OF LEASE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

25.  SUBLETTING/ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

26.  HAZARDOUS MATERIAL   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41

27.  LANDLORD'S RIGHT TO REQUIRE PURCHASE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

28.  LANDLORD'S ACQUISITION OF FEE TITLE TO THE PREMISES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

29.  MISCELLANEOUS PROVISIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49


EXHIBITS

A. LEGAL DESCRIPTION - REAL ESTATE

B. DESCRIPTION OF PERSONAL PROPERTY AND FIXTURES

C. STATUS REPORT

D. PERMITTED ENCUMBRANCES

E. FORM OF SUBORDINATION AGREEMENT

  THIS LEASE, made and entered into as of September 25, 1993 (together with all amendments and supplements hereto, this "Lease"), by and between TRINET ESSENTIAL FACILITIES X, INC., a Maryland corporation with offices at Four Embarcadero Center, # 3150 San Francisco, California 94111 (together, with any successor or assigns, hereinafter called the "Landlord") and WEST COAST LIQUIDATORS, INC., a California corporation, with offices at 2430 E. Del Amo Boulevard, Dominguez, California 90220 (together with any permitted successor or assigns, hereinafter called the "Tenant"). Capitalized terms used herein not otherwise defined shall have the meanings specified in the following recitals and definitions.

                                    RECITALS

  Tenant developed a high-tech warehouse facility at 3501 Jourdan Road in New Orleans, Louisiana on land owned by the Industrial Development Board of the City of New Orleans of Louisiana, Inc. (the "IDB") and caused the IDB to issue $2,000,000 of its bonds secured by a first lien on the Land and by amounts payable by Tenant under the Master Lease hereinafter mentioned. Record fee simple title to the warehouse is vested in the IDB, leasehold ownership resided in Tenant, which had paid for the construction of the warehouse and which held, pursuant to the Master Lease, an option to acquire fee title to the warehouse for the payment of certain amounts and certain encumbrances, as provided in the Master Lease. Tenant and Landlord entered into a sale and lease back transaction in which Tenant assigned to Landlord Tenant's interest under the Master Lease and its leasehold interest in the Land, the warehouse and certain equipment contained therein. This Lease constitutes a sublease of the Premises.

  Now, therefore, in consideration of the covenants and agreements herein contained, the parties hereby mutually agree as follows:

  As used in this Lease, the following terms have the meanings specified:



                                  DEFINITIONS

  The following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and plural forms of the terms herein defined.

  "Additional Rent" means all amounts, liabilities and obligations other than Fixed Rent which Tenant assumes or agrees to pay under this Lease to Landlord or others.

  "Basic Lease Information" means the pages preceding this Lease which are hereby incorporated by reference.

  "Certificates" is defined in paragraph 11(d) of this Lease.

  "Commencement Date" is defined in paragraph 3(b) of this Lease.

  "CPI" is defined in the Basic Lease Information section of this Lease.

  "Environmental Laws" is defined in paragraph 26(b) of this Lease.

  "Essential Equipment" means those items described on Exhibit B hereto with an asterisk next to its name.

  "Event of Default" is defined in paragraph 15 of this Lease.

  "First Mortgage" or "Mortgage" shall mean a first mortgage on the Premises given by Landlord to the Mortgagee to secure a loan financing or refinancing the acquisition of Landlord's interest in the Premises.

  "First Renewal Term" is defined in paragraph 3(c) of this Lease.

  "Fixed Rent" is defined in paragraph 4 of this Lease.

  "Guarantor" means MacFrugal's Bargains*Close-outs Inc., a Delaware corporation, and its successors by merger, consolidation or purchase of substantially all its assets.

  "IDB" is defined in the Recitals section of this Lease.

  "Imposition" means the various tax and other charges referred to in paragraph 9(a) and the present and future governmental laws and regulations more specifically described in paragraph 12.

  "Improvements" means all of the buildings, structures and improvements (including, without limitation, parking areas and driveways) now or hereafter located on the Land.

  "Incidental Equipment" means those items described on Exhibit B hereto without an asterisk next to its name.

     "Initial Term" is defined in paragraph 3(a) of this Lease.

  "Land" means the land, but none of the Improvements thereon, described in Exhibit A hereto.

  "Landlord" is defined in the first paragraph of this Lease.

  "Landlord Group" is defined in paragraph 11(g) of this Lease.

  "Lease" is defined in the first sentence of this Lease.

  "Lease Expiration Date" is defined in paragraph 3(a) of this Lease.

  "Master Lease" means the Lease Agreement, dated as of August 1, 1988 among Industrial Development Board of the City of New Orleans, Louisiana, Inc., as landlord, the City of New Orleans and Tenant, as tenant; Landlord has succeeded to the interest of the tenant thereunder.

  "Mortgagee" shall mean any first mortgagee with respect to the Premises.

  "Overdue Rate" means a rate equal to the prevailing prime rate as shown in the Wall Street Journal or any equivalent publication, plus 300 basis points.

  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee(s) of a trust, unincorporated organization, or government or governmental authority, agency or political subdivision thereof.

  "Permitted Encumbrances" means:

  (a) Any liens for taxes, assessments and other governmental charges and any liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with the Premises, which are not due and payable;

  (b) The easements, rights-of-way, encroachments, encumbrances, restrictive covenants or other matters in the title set forth in Schedule B to the policy of owners title insurance (or commitments therefor) delivered to and accepted by Landlord with respect to the Premises in connection with the delivery of this Lease as shown on Exhibit D attached hereto;

  (c)  The Lease and the rights of Tenant under this Lease;

  "PILOT Agreement" means the Payment in Lieu of Tax Agreement, dated as of August 1, 1988, among City of New Orleans, Louisiana, The Industrial Development Board of the City of New Orleans, Louisiana, Inc., The Director of Finance of the City of New Orleans, Louisiana, The Tax Assessor of the 3rd Municipal District of the Parish of Orleans, Louisiana and West Coast Liquidators, Inc.

  "Preliminary Term" is defined in paragraph 3(a) of this Lease.

  "Premises" is defined in paragraph 1 of this Lease.

  "Purchase Agreement" means the Purchase and Sale Agreement, dated as of July 15, 1993, by and between, Tenant, as seller, and Landlord as purchaser.

  "Purchase Price" is defined in the Basic Lease Information.

  "Railroad Crossing Agreement" is defined in paragraph 7(b) of this Lease.

  "Rent" means Fixed Rent and Additional Rent.

  "Renewal Term" is defined in paragraph 3(c) of this Lease.

  "Renewal Term Commencement Date" is defined in paragraph 3(c) of this Lease.

  "Renewal Term Expiration Date" is defined in paragraph 3(c) of this Lease.

  "Second Renewal Term" is defined in paragraph 3(c) of this Lease.

  "Servitude of Passage" is defined in paragraph 7(b) of this Lease.

  "Site Assessments" is defined in paragraph 26(d) of this Lease.

  "Site Reviewers" is defined in paragraph 26(d) of this Lease.

  "Switch Track Contract" is defined in paragraph 7(b) of this Lease.

  "Tenant's Trade Fixtures" means all personal property of Tenant in or on the Premises which is not described on Exhibit B.

  "Term" means the Preliminary Term and Initial Term, together with any Renewal Terms.

  1. DEMISE OF PREMISES: Landlord hereby demises and leases to Tenant and Tenant hereby leases and rents from Landlord the Premises, IN ITS "AS IS" CONDITION, SUBJECT TO THE EXISTING STATE OF TITLE (WITHOUT EXPRESS OR IMPLIED WARRANTY OF LANDLORD WITH RESPECT TO THE CONDITION, QUALITY, REPAIR OR FITNESS OF THE PREMISES FOR A PARTICULAR USE OR TITLE THERETO, ALL SUCH WARRANTIES BEING HEREBY WAIVED AND RENOUNCED BY TENANT), consisting of Landlord's leasehold interest in the Land, the Improvements and Landlord's leasehold or ownership title to the fixtures and equipment described on Exhibit B hereto (including, without limitation, racking, conveyor, sorting and computer systems), together with any easements, rights, and appurtenances in connection therewith or belonging to said Land, Improvements, fixtures and equipment, and (except with respect to Incidental Equipment) all replacements thereof, all being collectively hereinafter referred to as "the Premises". No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord. Except as herein expressly set forth, Tenant shall not have any rights of Landlord in its capacity as Tenant under the Master Lease.

  2. USE: Tenant may use and occupy the Premises for any lawful nonresidential purposes so long as such use does not reduce the fair market value of the Premises, considered as unencumbered by this Lease. Tenant shall not use or occupy the same, or knowingly permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the Premises or cause the value or usefulness of the Premises, or any portion thereof, to substantially diminish, or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Tenant shall not use, suffer or permit the Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, without restriction or in such manner as might impair Landlord's title to the Premises, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third Persons, or of implied dedication of the Premises, or any portion thereof. Nothing contained in this Lease and no action by Landlord shall be construed to mean that Landlord has granted to Tenant any authority to do any act or make any agreement that may create any such third party or public right, title, interest, lien, charge or other encumbrance upon the estate of the Landlord in the Premises. The preceding sentence does not limit Tenant's right to assign or sublet its interest hereunder, as provided in paragraph 25.

  3. TERM:

   (a) The preliminary term of this Lease ("Preliminary Term") shall commence on October 4, 1993 and end on October 31, 1993. The initial term of this Lease (the "Initial Term") shall be for a period of sixteen (16) years, beginning on the Commencement Date and ending on October 31, 2009 (the "Lease Expiration Date").

   (b)   The term "Commencement Date" shall mean November 1, 1993.

   (c) Tenant shall have the right, at its option, to renew the Initial Term of this Lease, for two (2) renewal terms (each, a "Renewal Term"), the first of which shall renew the Initial Term for two (2) years and the second of which shall renew the Initial Term for an additional ten (10) years (individually, the First and Second Renewal Terms). The First Renewal Term shall commence on the day after the Lease Expiration Date and shall expire on the second (2nd) anniversary of the Lease Expiration Date. The Second Renewal Term shall commence on the day after the date of expiration of the First Renewal Term and shall expire on the tenth (10th) anniversary of the expiration of the First Renewal Term. (Each such Renewal Term commencement date shall be referred to herein as the "Renewal Term Commencement Date" with respect to the related Renewal Term and each such Renewal Term expiration date shall be referred to herein as the "Renewal Term Expiration Date" with respect to the related Renewal Term.) Each option to renew the Term of this Lease as described above shall be exercised by written notice to Landlord at least 18 months but not more than 24 months prior to the Lease Expiration Date or the Renewal Term Expiration Date, as the case may be. Subject to the provisions of paragraph 4, the terms and conditions of this Lease shall apply to any Renewal Term with the same force and effect as if such Renewal Term had originally been included in the Initial Term of the Lease. The right of Tenant to exercise any Renewal Term shall be conditioned upon Tenant not being in default under this Lease on the date of such exercise and upon this Lease being in full force and effect as of the Renewal Term Commencement Date. The Preliminary Term, Initial Term, together with any Renewal Terms, shall constitute the "Term" of this Lease.

   (d) It is recognized that, if Tenant elects to renew the Term of this Lease for one or more Renewal Terms, the term of the Master Lease must be extended for a corresponding period. Accordingly, if Tenant shall have given timely notice of renewal pursuant to paragraph 3(c), Landlord agrees not to give notice of termination of the Master Lease relating to the period of such renewal pursuant to Sections 5.5 or 5.6 thereof, except in connection with Landlord's purchase of the Land and Improvements or the Improvements from the IDB.

  4. RENTAL: Tenant agrees to pay fixed rent ("Fixed Rent") to Landlord without notice, by wire transfer or other electronic means (or otherwise so there are collected funds available to Landlord on the due date) to Landlord at such address as shall be provided by Landlord to Tenant, or to such other Persons or place as may be provided by written notice from the Person then entitled to receive the Fixed Rent, in equal installments in advance on or before the first day of each month commencing on the date and in the amount specified in the Basic Lease Information (or, if the first day of the month is not a business day in California, then on the next business day).

  If Fixed Rent is not paid when due, interest shall accrue thereon at the Overdue Rate until payment is made. Tenant hereby acknowledges that late payment by Tenant to Landlord of Fixed Rent, Additional Rent and other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.
Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Fixed Rent or any other sum due to Landlord from Tenant shall not have been received by Landlord or Landlord's designee within ten (10) days after notice to Tenant that such amount shall be due, then, without any requirement for further notice to Tenant, Tenant shall pay to Landlord a late charge equal to two percent (2%) of such overdue amount, together with interest on such overdue amount at the Overdue Rate. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.

  5. NET LEASE; NON-TERMINABILITY: (a) This is an absolutely net lease and the Fixed Rent, Additional Rent and all other sums payable hereunder by Tenant, including the purchase price for the Premises payable pursuant to paragraphs 14 or 27, shall be paid without notice (except as expressly provided herein), demand, set-off, counterclaim, abatement, suspension, deduction or defense.

  (b) This Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall Tenant be entitled to any abatement or (except as otherwise expressly provided in paragraph 13(b)) reduction of Rent hereunder, nor shall the obligations of Tenant under this Lease be affected, by reason of (i) any damage to or destruction of all or any part of the Premises from whatever cause, (ii) subject to paragraph 14, the taking of the Premises or any portion thereof by condemnation, requisition or otherwise, (iii) the prohibition, limitation or restriction of Tenant's use of all or any part of the Premises, or any interference with such use, (iv) any eviction by paramount title, termination of the Master Lease or otherwise, (v) Tenant's acquisition or ownership of all or any part of the Premises otherwise than as expressly provided herein, (vi) any default on the part of Landlord under this Lease, or under any other agreement to which Landlord and Tenant may be parties or under the Master Lease, (vii) the failure of Landlord to deliver possession of the Premises on the commencement of the term hereof or (viii) any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the Fixed Rent, the Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to any express provision of this Lease.

  (c) Tenant agrees that it will remain obligated under this Lease in accordance with its terms, and that it will not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or winding-up or other proceeding affecting Landlord or its successor in interest, or (ii) any action with respect to this Lease which may be taken by any trustee or receiver of Landlord or its successor in interest or by any court in any such proceeding.

  (d)  Tenant waives all rights which may now or hereafter be conferred by law
(i) to quit, terminate or surrender this Lease or the Premises or any part thereof, or (ii) to any abatement, suspension, deferment or (except as provided in paragraph 13(b)) reduction of the Fixed Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided herein.

  6. QUIET ENJOYMENT:

   Landlord covenants with Tenant, that upon the payment of the Fixed Rent and Additional Rent and the performance in all material respects of all the terms of this Lease, Tenant shall at all times during the Term, peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any person claiming by, through, or under Landlord.

  7. UTILITY BILLS; MASTER LEASE; PILOT AGREEMENT:

   (a) Tenant shall pay as Additional Rent before they become delinquent any water, sewer, gas, fuel, electricity, light, heat, power and all other utility bills for the Premises and the business conducted thereon.

   (b) Tenant will duly and punctually make all payments required to be made by the tenant under the Master Lease, when and as the same shall become due and payable. Tenant's obligation to make payments under the Master Lease includes, without limitation, the obligation to make all payments of rent payable thereunder, when and as the same shall become due and payable. Notwithstanding the foregoing, Tenant shall not be required to make any payment of purchase price in connection with Landlord's purchase of the Improvements, or the Land and the Improvements, pursuant to the Master Lease, including amounts described in clauses A, B or C of Sections 9.1 or 9.2 of the Master Lease (which shall be the sole obligation of Landlord to pay); provided, however, that Tenant shall be obligated to pay amounts described in clause D of Sections 9.1 and 9.2 of the Master Lease. Except as set forth above in this paragraph 7(b), Tenant will also observe and perform at its own cost and expense all the covenants, terms and conditions imposed by the Master Lease upon the tenant under the Master Lease, including without limitation, all obligations (i) of "West Coast" under the Grant of Servitude of Passage and Right of Use, dated March 29, 1990 (the "Servitude of Passage") by and between Sewerage and Water Board of New Orleans ("S&WB") and West Coast Liquidators, Inc. ("West Coast"), (ii) of "Licensee" under the Railroad Crossing Agreement - Pic 'N' Save, dated May 10, 1989 (the "Railroad Crossing Agreement") by and between the Public Belt Railroad

Commission for the City of New Orleans ("Railroad") and West Coast
Liquidators, Inc. ("License") and (iii) of the "Company" under the Switch Track Contract, dated September 27, 1990 (the "Switch Track Contract") by and between the City of New Orleans, acting through the Public Belt Railroad Commission of the City of New Orleans ("Railroad") and West Coast Liquidators, Inc. (the "Company"), to the end that Landlord shall not have any responsibility for compliance with the provisions of the Master Lease and shall be indemnified by Tenant against all liability thereunder. If any event (other than the expiration of any period provided in the Master Lease for the exercise of a right to extend the term of the Master Lease) shall occur which, pursuant to the terms of the Master Lease, with or without the passage of time, shall enable the tenant under the Master Lease to terminate the same, the party discovering such event shall notify the other party thereof within 5 business days after obtaining knowledge of the occurrence thereof. Notwithstanding any such right of termination, Tenant shall take no action to terminate the Master Lease and shall take all such action, if any, as shall be necessary to maintain the estate of Landlord in the Leased Premises subject to the Master Lease during the term demised by the Master Lease. During the Term, Landlord shall not amend the Master Lease in a way that would increase the obligation or restrict the rights of Tenant hereunder, nor shall Landlord take any action to terminate the Master Lease or consent to any termination of the Master Lease as otherwise permitted in the Master Lease, except in connection with Landlord's acquisition of fee title to the Land and Improvements.

   (c) So long as the Premises are subject to the PILOT Agreement, Tenant shall comply with the terms thereof and make all payments required thereby in a timely manner. Tenant shall, upon written request, provide Landlord with evidence of the payment of the prior year's obligations under the PILOT Agreement.

  8. REPAIRS AND MAINTENANCE; REPLACEMENT:

   (a) Tenant shall, at its own sole cost and expense, keep the Premises in good order and condition, at all times on and after commencement of the Term to and including the date of the termination of the Term, by lapse of time or otherwise. Tenant shall promptly and adequately repair the Premises and all its component parts, and replace or repair all landscaping and all damaged or broken fixtures, other than Tenant's Trade Fixtures and Incidental Equipment, and appurtenances.

  In addition, Tenant shall timely and properly maintain repair and replace all of the Premises including, but not necessarily limited to, Essential Equipment, mechanical systems, electrical systems, racking, conveyor system, computer system, plumbing and sewage systems, foundations and floor slabs, glazing systems, structural steel, masonry walls and wall enclosures, and water tightness of all curtain walls by a qualified stationary engineer or otherwise, in accordance with the greater standard of

         (i)   the customary maintenance by prudent operators in the industry;

         (ii) that which is necessary so as not to void, diminish, or impair any warranty for such component from time to time in effect; and

         (iii) that which is necessary to preserve and protect the useful life of such component.

Notwithstanding the foregoing, Tenant shall have no obligation to replace any Tenant Trade Fixtures or Incidental Equipment and Tenant shall not be obligated to replace any Essential Equipment with an identical item, but may substitute a functionally equivalent item with like utility, so long as no degradation in utilization of the building as a high tech warehouse occurs as a result of such substitution. In addition, Tenant shall maintain and repair or replace, or cause others to maintain and repair or replace, as the case may be, the roof, and repair or replace any material defect in materials or workmanship relating to the foundation, columns, and structural steel which comprise a part of the Premises. If any of the items listed on Exhibit B (or their replacements) shall become obsolete or, in Tenant's judgment, uneconomic to repair, Tenant shall remove such item from the Premises and, except in the case of Tenant's Trade Fixtures or Incidental Equipment, promptly replace it with an item of comparable initial value and function. Tenant shall, upon Landlord's request, no more frequently than once per year, unless reasonably required more frequently by a third party in Landlord's normal business operations, such as mortgagees or rating agencies, deliver to Landlord a written statement showing all removals and replacements of Essential Equipment during the preceding calendar year, including manufacturers, model numbers, and serial numbers; Landlord shall have 30 days after delivery of such statement to object to any item therein, and such statement shall thereafter be conclusive as to all items not objected to. Landlord, not more frequently than annually during the Term (except in the event of an emergency or extraordinary condition), may upon 10 days' prior notice cause independent private inspectors, qualified in the specific discipline, to make inspections of any building and building systems on the Premises or segments thereof to determine Tenant's compliance under this paragraph 8.

   Landlord may, but is not required to, after twenty (20) days' notice to Tenant (except in the case of emergency, in which case Tenant shall be given notice contemporaneously with entry), enter the Premises and make such repairs, alterations, improvements, additions, replacements or maintenance as Landlord deems reasonably necessary and which Tenant failed to do as required in this Lease, in a diligent fashion, and Tenant shall pay Landlord as Additional Rent forthwith upon being billed for same by Landlord the cost thereof plus reasonable overhead, fees and other costs or expenses arising from Landlord's involvement with such repairs, alterations, improvements, additions, replacements and maintenance.

   Landlord may, but shall not be required to, enter the Premises personally or through independent contractors at all reasonable times upon twenty (20) days' notice (except in the case of an emergency, in which case Tenant shall be given notice contemporaneously with entry) to inspect the Premises.

          (b) It is intended by Tenant and Landlord that Landlord shall have no obligation, in any manner whatsoever, to repair or maintain the Premises (or the equipment therein), whether structural or nonstructural, all of which obligations are intended, as between Landlord and Tenant, to be those of Tenant. Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

          (c) Tenant shall maintain on the Premises, and turn over to Landlord upon expiration or termination of this Lease, current operating manuals for the equipment (other than Incidental Equipment) on the Premises (including, without limitation, the computer system, sorting system, conveyor system and Lansing loaders).

          (d) Tenant covenants not to install any underground storage tank on the Land without Landlord's prior written consent, which may be conditioned on Tenant's agreement to remove the tank at the end of the Term.

          (e) Tenant hereby agrees (i) to assume the obligations of "West Coast" under that certain Grant of Servitude of Passage and Right of Use, dated March 29, 1990 (the "Servitude of Passage"), by and between Sewerage and Water Board of New Orleans and West Coast Liquidators, Inc. ("West Coast") and (ii) to be responsible for all maintenance of any and all "Bridges" (as defined in the Servitude of Passage).

   9. IMPOSITIONS; PERMITTED CONTEST; LANDLORD CURE: (a) Subject to paragraph 9(e), Tenant covenants and agrees to pay, during the Term, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, utility bills referred to in paragraph 7, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges
(including payments required under the PILOT Agreement pursuant to paragraph
7), and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Premises are subject incurred in the use, occupancy, operation, leasing or possession of the Premises (excluding any income taxes on the Fixed Rent imposed on Landlord, it being the intent of the parties hereto that any tax on the net income derived from the Fixed Rent payable in respect to the Premises imposed by any governmental authority shall be paid by Landlord), without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforseen, which at any time during the Term may be payable. Tenant shall pay all special (or similar) assessments or installments thereof (including interest thereon) for public improvements or benefits which, during the Term shall be laid, assessed, levied or imposed upon or become a lien upon the Premises and which are payable during the Term, or any portion thereof; provided, however, that if by law any special assessment is payable or, at the option of the party obligated to make such payment, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Premises, or any portion thereof, which are due and payable during the Term. At the end of the Term of the Lease, Tenant's obligation to pay such taxes shall be prorated in the event the tax period and the Term are not coextensive.

  (b) Except for any tax on the net income derived from the Fixed Rent, if at any time during the Term, any method of taxation shall be such that there shall be levied, assessed or imposed on the Landlord, or on the Fixed Rent or Additional Rent, or on the Premises, or any portion thereof, a capital levy, gross receipts tax, occupational license tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, gross levy or charge measured by or based in whole or in part upon such gross Rents, Tenant, to the extent permitted by law, covenants to pay and discharge the same, it being the intention of the parties hereto that the Fixed Rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever, foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind, or description, except as otherwise expressly provided in this Lease.

  (c) Tenant covenants to furnish Landlord, within thirty (30) days after request by Landlord, official receipts of the appropriate taxing authority, if any, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition may be relied upon by Landlord as sufficient evidence that such Imposition is due and unpaid at the time of making or issuance of such certificate, advice or bill.

  (d) Upon the occurrence of an Event of Default hereunder, Tenant shall pay to Landlord, at Landlord's written demand until the expiration of 18 months during which no Event of Default has occurred hereunder, the known or estimated yearly payments under the PILOT Agreement or real estate taxes and assessments, payable with respect to the Premises in monthly payments equal to one-twelfth (1/12) of the known or estimated yearly payments under the PILOT Agreement or real estate taxes and assessments, next payable with respect to the Premises. From time to time, after a default hereunder and termination of the PILOT Agreement, Landlord may re-estimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such re-estimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the re-estimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate.

  If the total monthly payments made by Tenant pursuant to this paragraph shall exceed the amount of payments necessary for said taxes and assessments, such excess over $1,000.00 shall be promptly paid to the Tenant and the balance shall be credited on subsequent monthly payments of the same nature. However, if the total of such monthly payments so made under this paragraph shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord such amount as may be necessary to make up the deficiency. All payments made by Tenant pursuant to this paragraph 9(d) shall be deposited in a federally insured institution reasonably satisfactory to Landlord and Tenant, and all interest earned thereon shall accrue to the benefit of Tenant. Payment by Tenant of estimated amounts required under the PILOT Agreement or for real estate taxes and assessments under this paragraph 9(d) shall be considered as performance of such obligation under the provisions of paragraph 9(a) hereof.

  (e) If Tenant desires to contest the validity, amount, propriety, or accuracy of any Imposition, Tenant shall notify Landlord of same which notice shall state the nature of the Imposition being contested and the general grounds, with reasonable specificity, for such contest. Within fifteen (15) days of Landlord's receipt of such notice Landlord will notify Tenant that (i) Landlord will contest the Imposition in question, or (ii) that Landlord consents to the contest by Tenant. If Landlord fails to so notify Tenant, it shall be presumed that Landlord has elected (ii). If Landlord elects to contest the Imposition, it may do so on the grounds described in Tenant's notice, and all the reasonable costs, expenses, fees or other obligations incurred by Landlord in conducting such challenge shall be deemed Additional Rent hereunder. If Landlord, either actively or by default, elects (ii) above, Tenant shall have the right, at its own expense, to contest the amount, propriety, accuracy, or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless non-payment would not cause a lien to be filed against the Premises or would not otherwise jeopardize title to the Premises or Landlord's interest therein; in which event, notwithstanding the provisions of Paragraph 9(a) hereof, Tenant may postpone or defer payment of such Imposition. However, if Tenant's tangible net worth, determined in accordance with generally accepted accounting principles, is less than $100,000,000, Landlord may require Tenant to, and in such event Tenant shall, deposit with Landlord cash or a certificate of deposit payable to Landlord issued by a national bank or Federal savings and loan association in the amount of the Impositions so contested and unpaid, together with all interest and penalties which may accrue, in Landlord's reasonable judgment, in connection therewith, and all charges that may or might be assessed against or become a charge on the Premises, or any portion thereof, during the pendency of such proceedings. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the amount deposited, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit as Landlord may reasonably request. Upon failure of Tenant to make such additional deposits, the amount theretofore deposited may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including reasonable attorney's fees) and other liability (including reasonable costs incurred by Landlord) accruing in any such proceedings.

  Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorney's fees, interest, penalties, fines and other liability incurred by Tenant in connection therewith. Upon such payment, Landlord shall return all amounts or certificates of deposit deposited with it in respect to the contest of such Imposition, as aforesaid, along with any interest earned thereon as a result of an investment thereof, at Tenant's request and expense, in a Federally insured security or account. However, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which has been paid by Tenant or which has been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant.

  Landlord shall not be required to join in any proceedings referred to in this paragraph 9 unless either (i) the provisions of any law, rule or regulations at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord's name upon compliance with such conditions as Landlord may reasonably require or (ii) Tenant provides Landlord with reasonable security for the payment of all expenses (including reasonable compensation for the time of Landlord's officers) to be incurred by Landlord in connection with such proceedings. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorney's fees, costs and expenses in connection with such proceedings and Tenant agrees to bear the entire obligation therefor. Tenant agrees to pay all such fees (including reasonable attorney's fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any such certificate of deposit is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive any interest paid thereon.

  (f) If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of paragraph 9, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in paragraph 11, or shall fail to make any other payment or perform any other act on its part to be made or performed hereunder, then Landlord, after ten (10) days prior written notice to Tenant (or without notice in situations where Landlord determines that delay is likely to cause harm to Landlord's interest in the Premises), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so,

          (i) pay after said ten (10) days' written notice to Tenant, any Imposition payable by Tenant pursuant to the provisions of this paragraph 9;

          (ii) take out, pay for and maintain any of the insurance policies provided for in paragraph 11; or

          (iii) make any other payment or perform any other act on Tenant's part to be paid or performed hereunder, except that any time permitted to Tenant to perform any act required to be performed by Tenant hereunder shall be extended for such period as may be necessary to effectuate such performance, provided Tenant is continuously, diligently and in good faith prosecuting such performance.

Landlord may enter upon the Premises for any such purpose and take all such action therein or thereon as may be necessary therefor and all such action taken by Landlord shall be in a reasonably diligent fashion. All sums, reasonable under the circumstances, actually so paid by Landlord and all costs and expenses, including reasonable attorney's fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Overdue Rate, shall be paid by Tenant to Landlord on demand and submission of reasonable evidence of such expenditures. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover, as damages for such breach, the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Tenant), damages, costs and expenses of suit,including reasonable attorney's fees, suffered or incurred by reason of damage to or destruction of the Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

  10.  DESTRUCTION OF OR DAMAGE TO PREMISES:

   Tenant covenants that in case of damage to or destruction of any or all of the Improvements and Essential Equipment by fire or any other cause, insured or uninsured, Tenant will promptly, at its sole cost and expense, restore, repair, replace or rebuild the Improvements, and repair or replace the Essential Equipment, so damaged or destroyed as nearly as practicable to the condition, quality and class thereof immediately prior to such damage or destruction, without regard to the adequacy of any insurance proceeds for such purpose; provided, however, that Essential Equipment may be replaced by a functionally equivalent item with like utility, rather than an identical item, so long as no degradation in utilization of the building as a high tech warehouse occurs as a result of such substitution. This Lease shall continue, with Fixed Rent and Additional Rent unabated and Landlord shall not terminate the Master Lease pursuant to paragraph 17.2 thereof. In performing its obligations under this paragraph 10, Tenant shall be entitled to insurance proceeds under the terms and conditions set forth in paragraph 11 hereof, notwithstanding the terms of any mortgage given by Landlord to the contrary. Landlord shall have the right to approve the plans and specifications for the work of repair, replacement or rebuilding, such approval not to be unreasonably withheld or delayed. Tenant shall diligently obtain all necessary permits for such work or repair and shall maintain builder risk insurance in amounts reasonably satisfactory to Landlord until completion of such work. Such restoration, repairs, replacement or rebuilding shall be commenced promptly and prosecuted with diligence, subject to unavoidable delays and force majeure.

  11.  INSURANCE, HOLD HARMLESS AND INDEMNIFICATION:

  (a) Tenant at its sole cost and expense shall obtain and continuously maintain in full force and effect during the Term "All-Risk" policies of property insurance including damage by fire and the perils commonly covered under the special causes of loss, and also including the perils of flood and at the sole discretion of Tenant also including the perils of earthquake, covering real and personal property and loss of business income, including all of the Improvements, alterations, additions and changes on or at the Premises, which insurance shall be for the benefit of Landlord (as an additional insured and loss payee) and Tenant, as their interests may appear, and also protecting the insurable interests of any other entity the Landlord may designate from time to time, including but not limited to mortgagee(s), additional insured(s), loss payee(s), or others (hereinafter referred to as "Property Insurance").

  Such Property Insurance shall:

          (i) be written with companies licensed to do business in the State where the Premises are located, having a current A.M. Best rating of A- or better and a current A.M. Best Financial Size Category of VII or better and (at the discretion of Landlord) a current Standard & Poor's Claim-Paying Ability Rating of A or better;

          (ii)   be maintained continuously throughout the Term hereof; and

          (iii) for all perils other than windstorm and earthquake, provide for a deductible or self-insured retention per occurrence no greater than (i) $250,000, at any time when Lessee's tangible net worth, determined in accordance with generally accepted accounting principles, is less than $100,000,000, or
                 (ii) $250,000, increased annually on the anniversary of the Commencement Date by the corresponding annual percentage increase in the CPI, or if such index is not available, then the most comparable index then made available by the U.S. government, such increase not to exceed 3% per annum, so long as Lessee's tangible net worth, determined in accordance with generally accepted accounting principles, is at least $100,000,000. For losses caused by windstorm, a deductible or self-insured retention no greater than 2% of the value of the property insured at the Premises, per policy valuation, shall apply. For losses caused by earthquake, the deductible or self-insured retention shall be at the sole discretion of the Tenant, in accordance with the coverage requirements of paragraph 11(a) above. In any event, any and all co-insurance penalties, deductibles, or self-insured retention shall be the responsibility of, and shall be paid by, Tenant.

  At all times, the Property Insurance coverage shall be in an amount equal to one hundred percent (100%) of the then "Full Replacement Cost" of the Improvements, alterations, additions and changes on or at the Premises. Full Replacement Cost shall be interpreted to mean the cost of repairing or replacing the improvements, alterations, additions and changes on or at the Premises with property of like kind and quality, determined at the time of loss, without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, interest charges, permit fees, administrative and supervisory fees connected with the restoration or replacement of such Improvements in the event of damage thereto or destruction thereof. Any co-insurance penalty, deductible, or self-insured retention applicable shall be the sole responsibility of, and shall be paid by, Tenant.

  (b) During the Term, Tenant, at its sole cost and expense, but for the benefit of Landlord (as an additional insured), and also protecting the insurable interests of any other entity the Landlord may designate from time to time, including but not limited to Landlord's mortgagee(s), additional insured(s), loss payee(s), or other entities Landlord may designate from time to time, and as required by the Master Lease, shall obtain and continuously maintain, in full force and effect, the following insurance coverage written with companies licensed to do business in the State where the Premises are located, having a current A.M. Best Rating of A- or better and a current A.M. Best Financial Size Category of VII or better and (at the discretion of Landlord), a Standard & Poor's Claim-Paying Ability Rating of A or better:

         (i) Commercial general liability insurance or comprehensive general liability insurance with broad form comprehensive liability endorsement, applying to Premises and operations (including coverage for property damage resulting from the explosion collapse, and underground hazards), products and completed operations, contractual liability, broad form property damage, and personal injury, all with a minimum combined single limit of $3,000,000.00 each occurrence and $3,000,000.00 general aggregate per location.

         (ii) Automobile liability applying to any owned, hired and non-owned automobiles, with a minimum combined single limit of $1,000,000.00 each accident.

         (iii) Following form umbrella liability with a minimum combined single limit of $25,000,000.00 each occurrence and a minimum aggregate limit per location of $25,000,000.00.

         (iv) if required by Landlord, such other insurance which is deemed to be prudent and commercially available at a logical cost, against other insurable hazards or occurrences and in such amounts which at the time are reasonable and commonly insured against in the case of premises, operations, and/or buildings or improvements similar in nature, construction, design, general location, use, and/or occupancy, to those on the Premises.

Any co-insurance penalty, deductible, or self-insured retention applicable with respect to general liability, automobile liability, or umbrella liability, shall be the sole responsibility of, and shall be paid by, Tenant.

  (c) Tenant shall maintain a policy or policies of statutory workers' compensation insurance covering all employees in amounts required by applicable state law and employers' liability with minimum limits of $100,000.00 each accident, $100,000.00 disease-each employee, and $100,000.00 disease-policy limit or the minimum underlying insurance requirements of Tenant's umbrella liability policy, whichever is greater.

  (d) The aforementioned commercial general liability insurance or comprehensive general liability insurance, automobile liability insurance, umbrella liability insurance, workers' compensation insurance and employers' liability insurance shall not include deductibles or self-insured retention in excess of 1/4 of 1% of Tenant's tangible net worth, determined in accordance with generally accepted accounting principles. Any co-insurance penalty, deductible, or self-insured retention applicable with respect to general liability, automobile liability, umbrella liability, worker's compensation or employers' liability shall be the sole responsibility of, and shall be paid by, Tenant.

  (e) Each policy of insurance required under this paragraph 11 shall have attached thereto:

           (i) an endorsement that such policy shall not be cancelled or materially changed without at least thirty (30) days prior written notice to Landlord, except in the case of non-payment of premium, in which case there shall be at least ten (10) days prior written notice; and

          (ii) A Lender's Loss Payable Endorsement Form 438BFU (with respect to insurance described in paragraph 11(a)).

  To the extent the foregoing endorsements are not obtainable in precisely the form prescribed, Tenant shall obtain reasonably similar endorsements. Certificates of Insurance (ACORD 25-S) and

Evidence of Property Insurance (ACORD 27) (collectively, the "Certificates") shall be delivered to Landlord accompanied by, or Tenant shall provide, as appropriate, evidence satisfactory to Landlord that the premiums thereon have been paid currently. Such Certificates and evidence of payment shall be delivered to Landlord on or before the Commencement Date. Prior to the expiration of such policies, Certificates of all renewal or replacement policies, plus reasonable evidence of current premium payment, shall be delivered to Landlord not less than thirty (30) days prior to the expiration of the then current policy term. Insurance binders evidencing the binding of policies of insurance or the renewals thereof for the coverage specified shall be accepted in the event such Certificates are not available at the time in question, for a temporary duration, pending policy issuance. Within thirty
(30) days of written request, Tenant shall cause Certificates to be delivered to Landlord, or deliver a letter to Landlord from the underwriter(s) stating the reasons for the delay, and stipulating when Certificates will be available. In no event shall the insurance for the coverage specified be allowed to lapse. On two business days' prior notice to Tenant, copies of Tenant's insurance policies shall be made available for inspection by Landlord or its designee or Mortgagee or Mortgagee's designee during normal business hours at Tenant's address.

  Nothing in this paragraph 11 shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs under a blanket insurance policy or policies which may cover other properties owned,
operated, leased or occupied by Tenant as well as the Premises.   Such policy
of blanket insurance shall specify the amount exclusively allocated to the Premises, or in lieu thereof, Tenant shall furnish Landlord and the holder of any mortgage with a written statement from the insurer's authorized representative or broker specifying the values reported for the Premises at inception for premium determination purposes. Further, such policies of blanket insurance shall, as respects the Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this paragraph 11.

  (f) In the event of loss or damage to the Premises which exceeds the deductible or self-insured retention described in paragraph 11(a)(iii), or in the event of any claim in connection with the injury to any person or the damage of any property (other than the Premises) arising out of or occurring at the Premises or arising out of operations at the Premises which exceeds the deductible or self-insured retention described in paragraph 11(c), or in the event of the death of any person arising out of or occurring at the Premises, Tenant shall promptly notify Landlord thereof in writing, and shall prepare and present timely claims to the appropriate insurers on behalf of Tenant, Landlord and any assignee or mortgagee of Landlord.

  (g) The proceeds of any property claim for damage to the Premises, net of any collection expenses, shall (subject to the terms of the Master Lease) be paid to Tenant for use in restoring the Premises, unless such proceeds exceed $50,000, in which case such proceeds shall be deposited with either a bank or trust company having an office in the State of Louisiana and designated by Landlord and reasonably satisfactory to Tenant (herein called the "Proceeds Trustee") in the name of the Proceeds Trustee as trustee for Landlord and Tenant and (subject to the terms of the Master Lease) disbursed in the manner hereinafter provided. In the event Landlord mortgages the Premises with a first mortgage, the mortgagee thereunder (regardless of its location) may, at its option, be appointed Proceeds Trustee for so long as such first mortgage remains outstanding. Insurance proceeds shall be deposited in an interest bearing account (if available) and interest shall be distributed to Tenant upon completion of said installation, repair, replacement or rebuilding, provided no default has occurred and is continuing hereunder. All checks drawn on said account shall be co-signed by the Proceeds Trustee and Tenant. Insurance proceeds shall be disbursed to Tenant by the Proceeds Trustee upon receipt by Landlord and Proceeds Trustee of the following:

    (i) A certificate signed by a licensed architect or engineer selected by Tenant, subject to the approval of Landlord (such approval not to be unreasonably withheld or delayed) and also signed by Tenant, dated not more than thirty (30) days prior to the application for such disbursement, setting forth in substance the following:

            a. that the sum then requested to be disbursed either has been been paid by Tenant or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons (whose names and addresses shall be stated) who have rendered and furnished certain labor and materials for the work; giving a brief description of such services rendered and materials placed in use on the Premises and the principal subdivisions or categories thereof and the amounts so paid or due to each of said Persons in respect thereof, and stating the progress of the work up to the date of said certificate;

            b. that the sum then requested to be disbursed, plus all sums sums previously disbursed, does not exceed the cost of the work as actually accomplished up to the date of such certificate (less ten percent (10%) of such cost which shall be retained by the Proceeds Trustee to be disbursed following completion of the work to be done by the named contractor);

            c. that, to the best of their knowledge, except for the amounts the amounts, if any, stated in said certificate pursuant to the foregoing clause (i) of this paragraph to be due for services or materials, there is no outstanding indebtedness known to the Person signing the certificate, after due inquiry, which is then due and payable for work, labor, services and materials in connection with the work, which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or similar lien upon Tenant's leasehold estate or Tenant's or Landlord's interest in the Premises or any part thereof; and

            d. that the amount remaining in the possession of the Proceeds Proceeds Trustee after disbursement of the sum then requested at least equals the estimated unpaid costs to complete the work (and if insufficient funds remain, Tenant shall deposit additional funds with the Proceeds Trustee sufficient to enable the architect or engineer to make the foregoing certification).

     (ii) A certificate signed by Tenant, dated not more than thirty (30) days prior to the application for such disbursement, setting forth in substance that, to the best knowledge of Tenant, after due inquiry:

                     a. all materials and all property described in the certificate are free and clear of all liens and encumbrances, except such as may secure indebtedness due to Persons (whose names and addresses and the several amounts due them shall be stated) specified in said certificate, which liens and encumbrances will be discharged upon payment of such indebtedness and encumbrances to which this Lease is subject; and

                b. that no default hereunder has occurred which has not been remedied.

        (iii) Evidence reasonably satisfactory to the Proceeds Trustee and Landlord showing that there has not been filed or recorded with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Premises or any part thereof any vendor's, mechanic's, design professional's, laborer's or materialman's statutory or similar lien which has not been discharged of record, except such as will be discharged upon payment of the amount then requested to be disbursed.

        (iv) Conditional lien waivers from each Person entitled to a mechanics' or materialmen's lien against the Premises by reason of such work.

        (v) Upon compliance with the foregoing provisions, the Proceeds Trustee shall, out of the deposited sums, disburse to the Persons named in the certificate the respective amounts stated in said certificate to be due to them and/or shall disburse to Tenant the amount stated in said certificate to have been paid by Tenant.

        (vi) At any time after the completion in full of the work, the whole balance of the deposited sums not theretofore disbursed pursuant to the foregoing provisions of this paragraph 11(g) shall be disbursed to or upon the order of Tenant, upon receipt by the Proceeds Trustee of:

                 a.  a certificate signed by Tenant, dated not more than thirty
                     (30) days prior to the application for such disbursement, setting forth in substance the following:

                         (1)  that the work has been completed in full;

                         (2) that all amounts which Tenant is or may be entitled to have disbursed under the foregoing provisions of this Paragraph 11(g) on account of services rendered or materials furnished in connection with the work and placed in use on the Premises have been disbursed under said provisions;

                         (3) that all amounts for whose payment Tenant is or may become liable in respect of the work have been paid in full except to the extent, if any, of any retainage and which retainage shall be applied to the final payments of the amounts due; and

                         (4) that no default has occurred hereunder which has not been remedied;

                  b. if the work resulted in any change to the plans and specifications of the Premises, a copy of the final plans and specifications of the improvements on the Premises, which plans and specifications shall be delivered to Landlord;

                  c. subject to paragraph 21(a), an official search or a certificate of a title company reasonably satisfactory to the Proceeds Trustee showing that there has not been filed with respect to Tenant's leasehold estate or Tenant's or Landlord's interest in the Premises or any part thereof, any vendor's, mechanic's, laborer's or materialman's statutory or similar lien which has not been discharged of record;

                  d. a certificate of completion signed by the supervising architect or engineer referred to in Paragraph 11(g)(i) above; and

                  e. if legally required, a certificate of occupancy or equivalent governmental approval.

                No such damage or destruction shall release Tenant from any obligation hereunder for Fixed Rent, Additional Rent or other sums payable under this Lease.

                Any insurance proceeds remaining after completion of the reconstruction as specified in Paragraph 11(g)(vi) above shall be paid to Tenant.

        (h) To the fullest extent permitted by law, but subject to the last sentence of this subparagraph (h), Tenant shall protect, defend, indemnify and hold Landlord, its direct or indirect partners, and any and all respective members, partners, executive officers, directors, stockholders, agents and employees of the aforementioned, any mortgagee and their respective successors and assigns and any other individual or entity to whom a duty is owed (collectively, the Landlord Group) harmless from and against any and all claims, losses, and judgments, liabilities, damages, causes of action, costs and expenses (including, without limitation, reasonable attorney's fees and reasonable investigative and discovery costs), arising from Tenant's use of the Premises (including all common areas) and the ways adjoining the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises (including all common areas) and the ways adjoining the Premises and including any and all liability arising under the Servitude of Passage, the Switch Track Agreement or the Railroad Crossing Agreement. Subject to the last sentence of this subparagraph (h), Tenant shall further protect, defend, indemnify and hold Landlord Group harmless from and against any and all claims, losses, judgments, liabilities, damages, causes of action, costs and expenses (including, without limitation, reasonable attorney's fees and reasonable investigative and discovery costs), arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence (active, passive, or otherwise), willful misconduct, acts, or omissions of Tenant, or any of Tenant's agents, contractors or subcontractors, employees, servants, customers, invitees, subtenants, any other individual or entity, and from and against all costs and expenses (including, without limitation, reasonable attorney's fees and reasonable investigative and discovery costs) actually incurred, in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against a member of Landlord Group by reason of any such claim, Tenant upon notice from any member of Landlord Group shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord Group or selected by the insurance carrier. Tenant, as a material part of the consideration to Landlord, assumes all risk of damage to property or injury to or death of persons, in, upon or about the Premises arising from any cause and Tenant waives all claims in respect thereof against Landlord except to the extent any such cause or claim is attributable to the willful act or negligent act of Landlord. Nothing in this paragraph shall require Tenant to protect, defend, indemnify or hold harmless a Person to the extent of such Person's negligence or willful misconduct.

        12.     GOVERNMENTAL ORDERS; COVENANTS:

        Tenant shall throughout the Term promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, including, without limitation, the Americans with Disabilities Act of 1990, as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys or entrances adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, if any, running with the land, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Premises and required to be obtained and maintained under the terms of paragraph 11 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Premises.

        13.     PARTIAL TAKING:

                (a) If less than substantially all of the Premises shall be taken for public or quasi-public purposes, Tenant will promptly, at its sole cost and expense, restore, repair, replace or rebuild the improvements so taken in conformity with the requirements of paragraph 11 as nearly as practicable to the condition, size, quality of workmanship and market value thereof immediately prior to such taking, without regard to the adequacy of any condemnation award for such purpose. In performing its obligations, Tenant shall be entitled to all condemnation proceeds available to Landlord under the terms of the Master Lease under the same terms and conditions for disbursement set forth for casualty proceeds in paragraph 11 hereof, notwithstanding the terms of any mortgage given by Landlord to the contrary (except that the mortgagee under any such mortgage may be the custodian of the proceeds pending their disbursement in accordance with the disbursement provisions of paragraph
11). Any condemnation proceeds in excess of the amounts as are made available to Tenant for restoration or repair of the Premises, shall be the sole and exclusive property of Landlord. Tenant shall have the right to participate in condemnation proceedings with Landlord, and shall be entitled to receive any award made by the condemning authority in respect of business loss or, if available, business relocation and any other claim permitted by law which does not, in any such case, diminish Landlord's recovery.

                (b) If the Landlord is entitled to condemnation proceeds as described in the next to last sentence of Paragraph 13(a), each installment of Fixed Rent thereafter payable hereunder shall be reduced by a fraction thereof, the numerator of which shall be the proceeds retained by Landlord and the denominator of which shall be the Purchase Price specified in the Basic Lease Information.

        14.     TERMINATION OF LEASE FOR SUBSTANTIAL TAKING:

                If all or substantially all of the Premises are taken for public or quasi-public purposes, and the Premises are therefore rendered unsuitable for continued use and occupancy in Tenant's business, then Tenant shall, not later than twenty (20) days after such occurrence, deliver to Landlord (i) notice of its desire to terminate this Lease with respect to the Premises on the next due date for the Fixed Rent payment, (the "Termination Date") which occurs not less than 45 days after the delivery of such notice and
(ii) a certificate of the President or Vice President of Tenant describing the event giving rise to such termination and stating that Tenant has determined that such event has rendered the Premises unsuitable for continued use and occupancy in Tenant's business, and (iii) a certificate signed by the Tenant to the effect that termination of this Lease with respect to the Premises will not be in violation of any operating or similar agreement then in effect. Such notice to Landlord shall be accompanied by (1) an undertaking of Tenant to pay any amounts payable under the terms of the Master Lease upon a termination thereof (including the payment of the Bonds referred to therein), and (2) an irrevocable offer by Tenant to purchase on the Termination Date any remaining portion of the Premises at a price equal to the Purchase Price specified in the Basic Lease Information. The costs associated with such conveyance, including transfer taxes and recording fees, shall be paid by Tenant. Landlord may reject such offer by notice given to Tenant not later than thirty (30) days after receipt of Tenant's notice (which offer Landlord may not reject without the first mortgagee's consent if there is a mortgage then on the Premises). Unless Landlord shall have rejected such offer in accordance with this paragraph (with the mortgagee's consent as aforesaid), Landlord shall be conclusively presumed to have accepted such offer, and, on the Termination Date, shall convey by special warranty deed to Tenant any remaining portion of the Premises free of liens and encumbrances (except those existing on the Commencement Date or thereafter created with the written consent of the Tenant) but excluding encumbrances created by Landlord securing the repayment of borrowed money, along with the right to receive any condemnation award to which Landlord is entitled under the Master Lease.

        15.     DEFAULT: Events of Default.

                The following events, following the expiration of the applicable cure periods, in this Paragraph are sometimes referred to as an "Event of Default":

        (a) If default shall be made in the payment of Fixed Rent and such default shall continue for 5 days after receipt of notice, provided that such notice and cure period shall apply only once in any twelve month period and after one such notice in any such period, an Event of Default shall exist upon failure to pay Fixed Rent when due;

        (b) If default shall be made in the payment of Additional Rent or in the payment of any other sum required to be paid by Tenant under this Lease and such default shall continue for 5 days after receipt of notice thereof;

        (c) If default shall be made in the observance or performance of any of the other covenants in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant, provided however, that if such default cannot be cured simply by the payment of money and cannot reasonably be cured in such 30 day period, an Event of Default shall not exist as long as Tenant promptly commences and thereafter diligently prosecutes the cure of such default, provided that such cure period shall in no event extend beyond 270 days after the notice of such default;

        (d) If any representation or warranty made by Tenant herein or by Tenant or Guarantor in any certificate, demand or request proves to be incorrect in any material respect when made;

        (e) If the interest of Tenant in this Lease shall be attached, levied on under execution or other legal process and same is not vacated within sixty (60) days;

        (f) If a case shall be commenced under the United States Bankruptcy Code by Tenant or Guarantor;

        (g) If any involuntary petition in bankruptcy shall be filed against Tenant or Guarantor under any Federal or State bankruptcy or insolvency act and shall not have been dismissed within sixty (60) days of the filing thereof;

        (h) If a receiver or similar official shall be appointed for Tenant or Guarantor or any substantial portion of the property of Tenant or Guarantor by any court and any such receiver shall not have been discharged within thirty (30) days from the date of his appointment;

        (i)     If Tenant shall abandon the Premises; or

        (j) If the consolidated tangible net worth of Guarantor determined in accordance with generally accepted accounting principles shall be less than $100,000,000 and Tenant does not comply with paragraph 27;

                Landlord may treat the occurrence of any one or more of the foregoing Events of Default as a breach of this Lease. For so long as such Event of Default continues, Landlord, at its option and with or without notice or demand of any kind to Tenant or any other person, may have any one or more of the remedies provided in this Lease, in addition to all other remedies and rights provided at law or in equity.

        16. REMEDIES: In the event of any Event of Default, Landlord may, in addition to, and not in derogation of any remedies for any preceding breach, with or without notice of demand (except as otherwise expressly provided herein) and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Event of Default:

                (a) Immediately or at any time thereafter while such Event of Default continues, mail a notice of termination addressed to Tenant and proceed pursuant to and with due process of law, to repossess the Premises without prejudice to any remedies which might otherwise be used for arrears of rent, and upon such notice as aforesaid this Lease shall terminate, but Tenant shall remain liable for its default hereunder as hereinafter provided. Tenant shall have the right to cure any default until the expiration of the applicable cure period, if any, following notice by Landlord, as specified above. Where Landlord has given notice as provided for above, no further notice shall be required to effectuate a termination of the Lease, which termination shall occur automatically.

                (b) Terminate Tenant's right to possession of the Premises by court order or any lawful means, in which case Tenant's right to possession under this Lease shall terminate, and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including, but not limited to, the cost of recovering possession of the Premises; reasonable expenses of reletting, including necessary renovation and alteration of the Premises (which reletting shall be restricted to operations similar to Tenant's operations, or to warehouse or distribution center facilities); reasonable attorney's fees and any reasonable real estate commissions actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the Term (not including any unexercised Renewal Terms) after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of any leasing commissions paid by Landlord applicable to the unexpired Term of this Lease (not including any unexercised Renewal Terms). The discount rate to be used in determining present value shall be the discount rate then in effect at the Federal Reserve Bank of San Francisco, plus 1%.

                (c) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder.

                (d) Accelerate all rentals payable hereunder for the remainder of the existing Term, and be entitled to the payment of the present value of such sums, each discounted at the discount rate then in effect at the Federal Reserve Bank of San Francisco, plus 1%, together with all rentals theretofore accrued and unpaid and interest thereon at the Overdue Rate from the date due until paid.

                (e) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Louisiana. Unpaid installments of Rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due until paid at the Overdue Rate.

           (f) Subject to the last sentence of this paragraph, at any time after any such termination of this Lease or re-entry or repossession of the Premises or any part thereof by reason of the occurrence of an Event of Default, whether or not Landlord shall have collected any current damages pursuant to paragraph 16(b), Landlord shall have the option to require payment from Tenant, and Tenant will pay to Landlord on demand, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), whichever amount Landlord shall select:

                     (i) an amount equal to the Fixed Rent reserved in this Lease and/or covenanted to be paid for the remainder of the Term (excluding unexercised Renewal Terms), discounted to present worth at the discount rate then in effect at the Federal Reserve Bank of San Francisco, plus 1%;

                     (ii) 110% of the Purchase Price specified in the Basic Lease Information.

Landlord shall at the time of such payment under this paragraph 16(f) assign and convey the Premises to Tenant free of liens and encumbrances (except those existing on the Commencement Date or thereafter created with the express written consent of Tenant, but excluding encumbrances created by Landlord securing the repayment of borrowed money), without further consideration. The costs of such transfer, including recording fees and transfer taxes shall be paid by Tenant, except that, if Landlord receives more than 110% of such Purchase Price, Landlord shall pay the portion of such costs, if any, which result in Landlord receiving at least 110% of such Purchase Price. If the only Event of Default hereunder is under paragraph 15(j), the damages under this paragraph shall be the price applicable to a sale under paragraph 27; if there is an Event of Default under paragraph 15(j) and under another provision of this Lease, the damages under this paragraph shall be the greater of the amount selected pursuant to this paragraph or the price applicable to a sale under paragraph 27.

        17.     SUBORDINATION:

        (a) Subordination, Non-Disturbance. Tenant agrees at any time hereafter, and from time to time within twenty (20) days of written request of Landlord's lender, to execute and deliver to Landlord an instrument in the form attached hereto as Exhibit E, with such changes therein as may be requested by Landlord and approved, in the exercise of reasonable judgment, by Tenant subjecting and subordinating this Lease to the lien of any mortgage, deed of trust, security instrument, ground or underlying lease or other document of like nature (hereinafter collectively referred to as "Mortgage") which at any time may be placed upon the Premises, or any portion thereof, by Landlord and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. It is agreed, nevertheless, that so long as there exists no Event of Default, such subordination agreement or other instrument, release or document (herein "Subordination Agreement") shall not interfere with, hinder or reduce Tenant's right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease. The lien of any such Mortgage shall not encumber Tenant's Trade Fixtures, and insurance proceeds and condemnation awards shall be made available to Tenant in accordance with the terms of this Lease (subject to the Master Lease). The costs of preparing and recording such document shall be borne by Landlord, but Tenant shall be responsible for its own counsel fees.

        (b) Mortgagee Protection Clause. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee of the Premises written notice of such act or omission, and until a reasonable period of time (not to exceed 5 business days) to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following receipt of such notice. However, if such act or omission cannot, with due diligence and in good faith, be remedied within such period or cannot be cured simply by the payment of money, the Landlord and the mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commences remedying the same with due diligence and in good faith and thereafter diligently prosecutes such cure, provided such cure period shall not extend beyond 270 days after the notice of such default. Nothing herein contained shall be construed or interpreted as requiring any mortgagee receiving such notice to remedy such act or omission.

        (c) Attornment. If any mortgagee shall succeed to the rights of Landlord under this Lease or to ownership of the Premises, whether through possession or foreclosure or the delivery of a deed to the Premises in lieu of foreclosure, then such mortgagee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder (including, without limitation, the provisions of paragraph 6 hereof) accruing on and after the date such mortgagee acquired title to the Premises, and Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the Mortgage). In the event of any other transfer of Landlord's interest hereunder, such transferee shall automatically be deemed to have recognized this Lease and to assume the obligations of Landlord hereunder accruing on and after the date of such transfer, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

        (d) Upon twenty days' advance written notice, Tenant agrees to execute, acknowledge and deliver a document consenting to the assignment by Landlord of this Lease and the Rent to a Mortgagee in a form then in use among institutional lenders, with such changes therein as may be reasonably requested by the Mortgagee, provided no such document alters the rights of Tenant hereunder.

        18. LANDLORD'S RIGHT OF ENTRY: Upon reasonable notice, from time to time during normal business hours, such persons as Landlord or any assignee of Landlord shall designate shall have the right to enter upon the Premises and to inspect same, exhibit the Premises to prospective purchasers and mortgagees, and examine Tenant's books and records pertaining to the Premises, insurance policies, certificates of occupancy and other documents, records and permits in Tenant's possession with respect to the Premises, all of which shall be customary and adequate and reasonably satisfactory to Landlord, provided, however, that such activities by Landlord shall be conducted in such a manner as not to interfere with the conduct of business by Tenant at the Premises. If no Event of Default exists hereunder, any such inspections shall be at the expense of Landlord. If an Event of Default exists hereunder, such inspections shall be at the reasonable expense of Tenant. During the final 18 months of the Term, Landlord shall be entitled to place customary "For Rent" or "For Sale" signs on the Premises. Such persons as Landlord or any assignee of Landlord shall designate shall also have the right, upon three business days' notice, to enter upon the Premises for the purpose of making repairs which Landlord is authorized to make under the provisions of this Lease.

        19. NOTICES: Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when received by overnight delivery or overnight courier delivery or facsimile transmission with a confirmation copy sent by overnight delivery or by overnight courier delivery addressed to the other parties as follows:

        To Landlord:

        TriNet Essential Facilities X, Inc.
        c/o TriNet Corporate Realty Trust, Inc.
        Four Embarcadero Center, Suite 3150
        San Francisco, California 94111
        Attention:  Mr. Mark S. Whiting

        With a copy to:

        Day, Berry & Howard
        260 Franklin Street
        Boston, Massachusetts 02110
        Attention:  Lewis A. Burleigh, Esq.

        To Tenant:

        West Coast Liquidators, Inc.
        2430 E. Del Amo Boulevard
        Dominguez, California 90220
        Attention:  Vice President of Real Estate and Construction

        With a copy to the Attention of the General Counsel

Any party listed in this paragraph 19 may, by notices as aforesaid, designate a different address for addresses for notice, statements, demands or other communications intended for it.

        20.     STATUS OF LEASE; FINANCIAL DATA:

                (a) Upon written request of either party, the other party agrees, within twenty (20) days, to deliver a written status report of this Lease, in the form provided on attached Exhibit C, provided that neither party shall be obligated to provide more than four (4) such status reports per year.

                (b) Tenant agrees to deliver to Landlord and to any lender or purchaser designated by Landlord copies of the Guarantor's Form 10K, 10Q and Annual Report, promptly upon their filing with the Securities and Exchange Commission. If Guarantor ceases to be a reporting company under the Securities Exchange Act of 1934, Tenant shall deliver to Landlord and to any lender or purchaser designated by Landlord the following information: within 120 days after the end of each fiscal year of Guarantor, an audited balance sheet of Guarantor and its consolidated subsidiaries as at the end of such year, an audited statement of profits and losses of Guarantor and its consolidated subsidiaries for such year, and an audited statement of cash flows of Guarantor and its consolidated subsidiaries for such year, setting forth in each case, in comparative form, the corresponding figures for the preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized national standing selected by Guarantor; and within 60 days after the end of each of the first three fiscal quarters of Guarantor a balance sheet of Guarantor and its consolidated subsidiaries as at the end of such quarter, statements of profits and losses of Guarantor and its consolidated subsidiaries for such quarter and a statement of cash flows of Guarantor and its consolidated subsidiaries for such quarter, setting forth in each case, in comparative form, the corresponding figures for the similar quarter of the preceding year, in reasonable detail and scope, and certified to be true and complete by a financial officer of Guarantor having knowledge thereof; the foregoing financial statements all being prepared in accordance with generally accepted accounting principles, consistently applied.

                (c) Upon ten (10) days' prior notice, Tenant will permit Landlord and its professional representatives to visit Tenant's offices, at Landlord's expense, and discuss Tenant's affairs and finances (insofar as they relate to the Premises or this Lease) with appropriate officers, and will make available such information as Landlord may reasonably request bearing on the Tenant, Premises or this Lease, provided that Tenant shall not be required to disclose information in violation of federal securities laws.

        21.     MECHANICS' LIENS:

                Liens and Right of Contest. (a) Tenant shall not suffer or permit any mechanic's lien or other lien to be filed or recorded against the Premises, equipment or materials supplied or claimed to have been supplied to the Premises at the request of Tenant, or anyone holding the Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed or recorded against the Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing or recording of the same. However, in the event Tenant desires to contest the validity of any lien it shall (i) on or before thirty (30) days prior to the due date thereof (but in no event later than 30 days after the filing or recording thereof), notify Landlord, in writing, that Tenant intends to so contest same; (ii) on or before the due date thereof, if Tenant's tangible net worth, determined in accordance with generally accepted accounting principles, is less than $100,000,000, or if such lien involves an amount in excess of 1/4 of 1% of Tenant's tangible net worth so determined and any Mortgagee so requires, deposit with Landlord security (in form and content reasonably satisfactory to Landlord or Mortgagee) for the payment of the full amount of such lien and, from time to time, deposit additional security or indemnity so that, at all times, adequate security or indemnity will be available for the payment of the full amount of the lien together with all interest, penalties, costs and charges accrued or accumulated thereon.

        If Tenant complies with the foregoing, and Tenant continues, in good faith, to contest the validity of such lien by appropriate legal proceedings which shall operate to prevent the collection thereof and the sale or forfeiture of the Premises, or any part thereof, to satisfy the same, Tenant shall be under no obligation to pay such lien until such time as the same has been decreed, by court order, to be a valid lien on the Premises. Any surplus deposit retained by Landlord, after the payment of the lien shall be repaid to Tenant. Provided that nonpayment of such lien does not cause Landlord to be in violation of any of its contractual undertakings, Landlord agrees not to pay such lien during the period of Tenant's contest. However, if Landlord pays for the discharge of a lien or any part thereof from funds of Landlord, any amount paid by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorney's fees of Landlord), together with interest thereon at the Overdue Rate, shall be repaid by Tenant to Landlord on demand by Landlord. Tenant shall indemnify and defend Landlord against and save Landlord and the Premises, and any portion thereof, harmless from and against all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorney's fees, resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic's lien or other lien or the attempt by Tenant to discharge same as above provided.


        (b) All materialmen, contractors, artisans, engineers, mechanics, laborers and any other Person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Premises, or any portion thereof.

        (c) Tenant shall not create, permit or suffer, and, subject to the provisions of paragraph 21(a) hereof, shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which, as a result of Tenant's action or inaction contrary to the provisions hereof, shall be or become a lien, encumbrance, charge or security interest upon the Premises, or any portion thereof, or the income therefrom, other than Permitted Encumbrances.

        22. END OF TERM: (a) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises to Landlord in the same condition and suitable for the same use in which the Premises was originally received from Landlord except as repaired, rebuilt or altered as required or permitted by this Lease, and subject to normal wear and tear consistent with the maintenance required by paragraph 8 hereof and shall surrender all keys to the Premises to Landlord at the place then fixed for notices to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any. Except as otherwise provided herein, Tenant shall at such time remove all of its property (including Tenant's Trade Fixtures) therefrom and all alterations and improvements placed thereon by Tenant and not consented to by Landlord, if so requested by Landlord. Tenant shall repair any damage to the Premises caused by such removal, and any and all such property not so removed when required shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. Notwithstanding the foregoing, Tenant shall have no obligation to surrender any of Tenant's Trade Fixtures or any Incidental Equipment.

                (b) If the Premises are not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless from and against loss or liability resulting from the delay by Tenant in so surrendering Premises, including, without limitation any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease. In addition to the foregoing, and in addition to the Additional Rent, Tenant shall pay to Landlord a sum equal to 150% of the Fixed Rent herein provided during each month or portion thereof for which Tenant shall remain in possession of the Premises or any part thereof after the termination of the Term or of Tenant's rights of possession, whether by lapse of time or otherwise. The provisions of this paragraph 22(b) shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein at law or at equity.

                (c) All property of Tenant not removed on or before the last day of the Term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant, including Tenant's Trade Fixtures, from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses reasonably and actually incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Premises to good order, condition and repair.

                (d) Except for surrender upon the expiration or earlier termination of the Term hereof, no surrender to Landlord of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Landlord.

        23.     ALTERATIONS:

                (a) At any time during the Term of this Lease, Tenant shall have the right to make alterations in and to the Premises, provided such alterations are in compliance with all applicable codes, laws, ordinances, rules and regulations, and do not materially reduce the then unencumbered fair market value of the Premises or cause the Premises to violate any terms of the Master Lease, this Lease or compromise the structural integrity of the Improvements.

                (b) Prior to making any structural alteration the cost of which is estimated to exceed $500,000 (increased from the Commencement Date by a dollar amount equivalent to the product of the percentage increase in the CPI and $500,000), Tenant shall submit to Landlord a plan showing the nature and extent of such alterations and shall not proceed with such alterations without Landlord's written consent, which shall not be unreasonably withheld or delayed. If Landlord has not responded to such plan after 15 days, Tenant may then send a second notice to Landlord prominently stating that the Landlord's failure to object to the proposed plans within 5 business days after receipt of such second notice shall be deemed Landlord's consent thereto.

        24. MEMORANDUM OF LEASE: The parties agree to promptly execute a Memorandum of Lease in recordable form and either of the parties shall have the right, without notice to the other party, to record such Memorandum of Lease.

        25. SUBLETTING/ASSIGNMENT: (a) Tenant shall have the right to sublease all or any part of the Premises or assign its interest hereunder, without Landlord's consent, provided that Tenant shall remain primarily liable under this Lease without regard to any sublease or assignment, and provided further that any profit realized upon subletting or assignment shall be the property of Tenant. Tenant shall not mortgage its interest hereunder and any purported mortgage thereof shall be void. Tenant may request that Landlord enter into a non-disturbance, attornment and recognition agreement with any such assignee or subtenant, and Landlord agrees to consider such request in good faith, although Landlord may at its sole discretion agree or refuse to agree to enter into such agreement with any assignee or subtenant.

                (b) Tenant shall have a one-time right to assign its interest under this Lease and be relieved of all liability accruing hereunder after such assignment, provided (1) the assignee delivers a written assumption of all of Tenant's obligations hereunder, and (ii) the assignee both (x) has a tangible net worth, determined in accordance with generally accepted accounting principles, of at least $100,000,000, and (y) has a Standard and Poor's Corporation BBB- and Moody's Investors Services Baa rating (or better) on its debt.

      26.       HAZARDOUS MATERIAL:

                (a) Tenant (i) shall comply, and cause the Premises to comply, with all Environmental Laws (as hereinafter defined) applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority), (ii) shall prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material (as hereinafter defined) or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenance of the Premises and in commercially reasonable quantities as a consumer thereof and supplier of consumer products and in compliance with Environmental Laws), (iii) shall not permit to remain, install or permit the installation on the Premises of any surface impoundments, underground storage tanks, or asbestos-containing materials, except for such impoundments, tanks and asbestos containing material as was on the Premises at the Commencement Date as disclosed to Landlord by an environmental engineer's written report, provided such pre-existing items continue to be in compliance with applicable laws and, to the extent required by Paragraph 22, removed at the end of the Term, and (iv) shall cause any alterations of the Premises to be done in a way so as to not expose in an unsafe manner the persons working on or visiting the Premises to Hazardous Materials and in connection with any such alterations shall remove any Hazardous Materials present upon the Premises which are not in compliance with Environmental Laws or which present a danger to persons working on or visiting the Premises.

                (b) "Environmental Laws" means the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Sections 6901, et seq. (RCRA), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section Section 9601 et seq. (CERCLA), the Toxic Substance Control Act, as amended, 15 U.S.C. Sections 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Sections 136 et seq., and all applicable federal, state and local environmental laws, ordinances, rules and regulations, as any of the foregoing may have been or may be from time to time amended, supplemented or supplanted, and any other federal, state or local laws, ordinances, rules and regulations, now or hereafter existing relating to regulations or control of Hazardous Material or materials. The term "Hazardous Materials" as used in this Lease shall mean substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq.; the Resource, Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq.; and, asbestos, pcb's, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in applicable law or regulations.

                (c) Except to the extent of liability resulting from or arising out of the negligent or willful act of Landlord or its Mortgagee or their agents or their successors and assigns on or about the Premises, Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its directors, officers, employees and agents, and any successors to Landlord's interest in the chain of title to the Premises, their direct or indirect partners, directors, officers, employees, and agents, from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to attorney's and consultant's fees, fines, penalties and civil or criminal damages, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, presence or disposal of Hazardous Materials from, on, at, to or under the Premises prior to or during the Term of this Lease, and including, without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title to the Premises. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law under all statutes and ordinances or otherwise, and shall survive following the date of expiration or earlier termination of this Lease for five years, except where the event giving rise to the liability for which indemnity is sought arises out of Tenant's acts, in which case the agreement to indemnify shall survive the expiration or termination of this Lease without limit of time. Tenant expressly agrees that the representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease may be assigned to subsequent parties in interest to the chain of title to the Premises, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease. Tenant, at its expense, may institute appropriate legal proceedings with respect to environmental matters of the type specified in this paragraph 26(c) or lien for such environmental matters, not involving Landlord or its Mortgagee as a defendant (unless Landlord or its mortgagee is the alleged cause of the damage), conducted in good faith and with due diligence, provided that such proceedings shall not in any way impair the interests of Landlord or its mortgagee under this Lease or contravene the provisions of any first mortgage. Counsel to Tenant in such proceedings shall be reasonably approved by Landlord if Landlord is a defendant in the same proceeding. Landlord shall have the right to appoint co-counsel, which co-counsel will cooperate with Tenant's counsel in such proceedings. The fees and expenses of such co-counsel shall be paid by Landlord, unless such co-counsel are appointed because the interests of Landlord and Tenant in such proceedings, in such counsel's opinion, are or have become adverse, or Tenant or Tenant's counsel is not conducting such proceedings in good faith or with due diligence.

                (d) Tenant, promptly upon the written request of Landlord from time to time, but not more than once in any calendar year unless an Event of Default has occurred and is continuing, shall permit such persons as Landlord or any assignee of Landlord may designate and (unless an Event of Default has occurred and is continuing) approved by Tenant, which approval shall not be unreasonably withheld or delayed ("Site Reviewers") to visit the Premises from time to time and perform Environmental site investigations and assessments ("Site Assessments") on the Premises for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises relating to Hazardous Material. Such Site Assessments may include both above and below the ground testing for environmental damage or the presence of Hazardous Material on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (other than information previously supplied in writing to Landlord by Tenant) and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting all Site Assessments shall be paid by Landlord unless an Event of Default has occurred and is continuing or unless the Site Reviewers discover an environmental condition causing the Premises to be in noncompliance with applicable Environmental Laws, in either of which events such cost will be paid by Tenant within thirty (30) days after demand by Landlord with interest to accrue at the Overdue Rate. Landlord, promptly after written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of reports, summaries or other compilations of the results of such Site Assessments. Tenant's sole remedy for Landlord's breach of the preceding sentence shall be a mandatory injunction, and not a termination of this Lease or a withholding or reduction of rent. If a Site Assessment conducted under this paragraph 26(d) indicates that the Premises are in violation of Environmental Laws or otherwise do not conform to the requirements of this paragraph 26 at the time the Term is expiring or being terminated, the term shall be automatically extended for the period of remediation of such violation or nonconformity. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the period of any such extension, except that the annual Fixed Rent shall be the fair market rental for the Premises assuming no such violation or nonconformity has occurred.
Such fair market rental shall be mutually agreed upon by the Landlord and Tenant. In the event that the Landlord and Tenant are unable in good faith to agree on such fair market rental, the annual Fixed Rent during the period of any such extension shall be determined by an independent appraiser chosen jointly by Landlord and Tenant without regard to any remaining Renewal Term. Upon completion of such remediation, Landlord shall either purchase the fee title to the Land in accordance with paragraph 28(b) and Tenant shall make the payments contemplated thereby or, if Landlord does not exercise such right within 60 days after completion of remediation, this Lease and the obligations of Tenant hereunder (except those that accrued prior to such date) shall terminate.

                E. Tenant shall notify Landlord in writing, promptly upon Tenant's learning thereof, of any:

                (a) notice or claim to the effect that Tenant is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

                (b) notice that Tenant is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises;

                (c) notice that the Premises is subject to an environmental lien; and

                (d) notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a material adverse effect upon the Premises.

        27.     LANDLORD'S RIGHT TO REQUIRE PURCHASE:

                (a) If Guarantor's tangible net worth, determined in accordance with generally accepted accounting principles, shall fall below $100,000,000, Landlord shall have the right until a financial statement delivered pursuant to paragraph 20(b) shows such tangible net worth to be in excess of $100,000,000, to require Tenant to purchase the Premises on 90 days' notice for a price equal to the greater of (x) the value (determined as described in paragraph 27(b) below) of the Premises and, if applicable, Land considered as encumbered by this Lease calculated on the basis of the value of future rent and future residual value (as opposed to the basis of comparable sales or replacement cost) and adjusted upward by any transfer tax, brokerage commission, title insurance premium or other closing costs paid by Landlord in connection with its acquisition of fee title to the Land or (y) the sum of the Purchase Price specified in the Basic Lease Information plus any premium payable to the holder of a mortgage on the Premises upon the prepayment of such mortgage plus Landlord's reasonable out-of-pocket expenses incurred in connection with such transfer. Landlord shall convey the Premises to Tenant by special warranty deed, free of liens and encumbrances (except those existing on the Commencement Date or thereafter created with the written consent of the Tenant, but excluding encumbrances created by Landlord securing the repayment of borrowed money). The Tenant shall be responsible for all costs including transfer taxes and recording fees, in connection with the transfer of the Premises.

                (b) The value described in paragraph 27(a) above shall be determined by an appraisal, which shall be performed by an appraiser selected by Landlord and paid by Tenant. Any appraiser selected by Landlord shall have qualifications that include a minimum of five (5) years of experience in the appraisal of industrial real estate in the City of New Orleans and shall use the methodology described in paragraph 27(a) above to calculate "value". He shall be disinterested, and shall be a member of a nationally recognized appraisal association. Further, any such appraiser shall comply with the Louisiana licensing law then in effect for appraisers authorized to perform general appraisals within the State of Louisiana. If there are then any existing United States laws governing appraisers, said appraiser shall be in compliance with the then applicable Federal laws for appraisers performing appraisals of industrial real estate. In the event that Tenant disputes an appraised value determined by an appraiser (hereinafter the "First Appraiser"), who performed an appraisal pursuant to this paragraph 27, it shall so notify Lessee within five (5) days after receipt of such written determination by the First Appraiser, and the disagreement shall be resolved as follows:

                     (i) Within five (5) days after the service of such notice by Tenant to Landlord, Tenant shall designate a second appraiser (the "Second Appraiser"), who shall appraise the Premises in accordance with the requirements of this paragraph
                27. This Second Appraiser shall render his opinion of the appraised value no later than thirty (30) days after the service of notice by Tenant stated above. In the event that the higher of the two appraised values rendered herein is not more than ten percent (10%) greater than the lower of the two appraised values, then the mean between the two appraised values shall be utilized to fix the appraised value.

                     (ii) In the event that the higher of the two appraised values is more than ten percent (10%) higher than the lower of the two appraised values, then the First Appraiser and the Second Appraiser will meet within five (5) days after receipt and acceptance of the Second Appraisal by Tenant, to attempt to agree upon the appraised value. If the First Appraiser and Second Appraiser do not agree upon the appraised value after such meeting, then they shall appoint a third appraiser (the "Third Appraiser").

                     (iii) If the First and Second Appraiser shall be unable to agree upon the appointment of the Third Appraiser within five (5) days after the time specified in subsection "B" above, then the Third Appraiser shall be selected by the Tenant and Landlord themselves. If the Tenant and Landlord cannot agree thereon, within a further period of five (5) days, then either, on behalf of both, may apply to the person who is, at the time, the most senior in service, active Judge of the United States District Court for the Eastern District of Louisiana, for the selection of the Third Appraiser. If that Judge cannot or will not make the appointment, then the application will be made to the next most senior Judge, and so on down the line of seniority. The fees and costs of the Second Appraiser will be borne by Tenant, and the fees and costs of the Third Appraiser, will be divided equally between Tenant and Landlord.
                The cost of application to the Judge of the United States District Court shall be divided equally between Tenant and Landlord. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as provided herein; e.g., if the Second Appraiser must be replaced, then Tenant will have the right to designate his replacement. In the event that a Third Appraiser is selected in the manner aforesaid, he shall perform an appraisal of the Premises in accordance with the terms of this paragraph 27 within thirty (30) days after his appointment. In the event that the appraised value rendered by the Third Appraiser is higher than the lower appraised value, but lower than the higher appraised value, as rendered by the First Appraiser and the Second Appraiser, then the appraised value rendered by the Third Appraiser shall become the appraised value. In the event that the appraised value rendered by the Third Appraiser is lower than the lower appraised value or higher than the higher appraised value, as rendered by the First Appraiser and Second Appraiser, then an Appraisal Panel shall be convened.

        The "Appraisal Panel," consisting of the First, Second and Third Appraisers, shall convene within (5) days after submission of a written appraisal to Landlord and Tenant by the Third Appraiser (which Third Appraisal does not resolve the appraised value question in accordance with this paragraph
27). The purpose of the formation of the Appraisal Panel will be to attempt to reach a decision by two members of the Appraisal Panel on the appraised value. A decision joined in by any two of the appraisers of the Appraisal Panel shall be the decision of the Appraisal Panel, and shall be binding upon the parties hereto. If no two members of the Appraisal Panel can concur in a decision of the appraised value within ten (10) days after the submission of the appraisal by the Third Appraiser to the parties, then the parties shall go to a neutral arbitrator for arbitration. If the Appraisal Panel is able to concur upon a decision for the appraised value, then written notice thereof shall be given to the parties hereto, which notice shall state the appraised value of the Premises.

        28.     LANDLORD'S ACQUISITION OF FEE TITLE TO THE PREMISES

                (a) If at any time Landlord wishes to continue the term of the Master Lease beyond the Term of this Lease, then Landlord shall purchase the fee title to the Land and the Improvements thereon in accordance with the Master Lease.

                (b) Whenever Landlord acquires title to the Land in accordance with subparagraph (a) above or otherwise in accordance with the Master Lease, it is agreed that Landlord shall pay the purchase price described in Section
9.1 A, B, and C of the Master Lease or Section 9.2 A, B and C of the Master Lease. It is agreed the Tenant shall simultaneously pay the outstanding amount of the "Bonds" (as defined in the Master Lease), pursuant to Section 9.1 D or
9.2 D of the Master Lease, as the case may be. Landlord will give 60 days' notice to Tenant of its intended acquisition of fee title to the Land. If Tenant fails to retire the Bonds, Landlord shall have the right to retire them and Tenant shall thereupon owe the sum paid by Landlord to retire the Bonds as Additional Rent hereunder. In the alternative, if Tenant fails to retire the Bonds, Landlord shall have the right to rescind its proposed acquisition of the Land, and any guarantees of the Bonds or the Master Lease by Tenant or any of its affiliates shall continue.

        29.     MISCELLANEOUS PROVISIONS:

                (a) This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and assigns of the parties.

                (b) The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this lease or in any way to modify, amend or affect the provisions thereof.

                (c) This Lease contains the complete agreement of the parties with reference to the leasing of the Premises.

                (d) Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

                (e) This Lease may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute one and same instrument.

                (f) The term "Landlord" as used in this Lease shall mean only the owner or owners at the time in question of the leasehold interest created by the Master Lease (or, if the Master Lease no longer exists, the owner of the fee interest in the Premises) and in the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed hereunder, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

                (g) This Lease shall be governed by and construed and enforced in accordance with and subject to the laws of the State of Louisiana.

                (h) Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Premises and not against any other assets, properties or funds of (1) Landlord or any director, officer, shareholder, general partner, limited partner, or direct or indirect partners, employee or agent of Landlord or its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (2) any predecessor or successor partnership or corporation (or other entity) of Landlord or its general partners, either directly or through Landlord or its predecessor or successor partnership or corporation (or other Person) of Landlord or its general partners, and (3) any other person.

                (i) Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners), Mortgagee, Tenant and their respective successors and assigns shall have any rights under this Lease.

                (j) There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (1) the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (2) the leasehold interest created by the Master Lease and/or (3) the fee estate in the Premises. Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

        IN WITNESS WHEREOF, the parties have hereunto set their hands under seal on the day and year first above written.

                            TRINET ESSENTIAL FACILITIES X, INC.
                            Landlord



                            By:  MARK S. WHITING
                                 -----------------------------
                                 Name:   Mark S. Whiting
                                 Title:  President



                           By:   CHARLES S. SWANSON
                                 -----------------------------
                                 Name:   Charles S. Swanson
                                 Title:  Senior Vice President


                            WEST COAST LIQUIDATORS, INC.
                            Tenant



                            By:  LEONARD S. WILLIAMS
                                 -----------------------------
                                 Name:   Leonard S. Williams
                                 Title:  President



                            By:  PHILIP L. CARTER
                                 -----------------------------
                                 Name:   Philip L. Carter
                                 Title:  Senior Vice President
                                         and Chief Financial Officer

                               ACKNOWLEDGMENT


STATE OF CALIFORNIA

COUNTY OF SAN FRANCISCO

     BE IT KNOWN that on this 24th day of September, 1993, before me, the undersigned Notary Public, personally came and appeared Mark S. Whiting, ____________ ____________ to me personally known, and after being by me duly sworn, did depose and say that he is the President of TriNet Essential Facilities X, Inc. ____________ and that the seal affixed to the foregoing Lease Agreement is the corporate seal of said corporation, that they signed and sealed said document on behalf of the corporation by authority of its Board of Directors, as the free act and deed of the corporation, for the uses and purposes therein set forth.


                                                   XENIA M. TAN
                                        -----------------------------------
                                        Notary Public

My Commission Expires:
Feb. 28, 1994

                                        [OFFICIAL SEAL]

                                ACKNOWLEDGMENT

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

        BE IT KNOWN that on this 28th day of September, 1993, before me, the undersigned Notary Public, personally came and appeared Philip L. Carter and Leonard S. Williams, to me personally known, and after being by me duly sworn, did depose and say that they are the Chief Financial Officer and the Chief Executive Officer, respectively, of West Coast Liquidators, Inc. and that the seal affixed to the foregoing Lease Agreement is the corporate seal of said corporation, that they signed and sealed said document on behalf of the corporation by authority of its Board of Directors, as the free act and deed of the corporation, for the uses and purposes therein set forth.


                                                       KAY L. DUKEMAN
                                                ------------------------------
                                                Notary Public

My Commission Expires:

            6-11-97
- - ------------------------------

                                                [OFFICIAL SEAL]

                                   EXHIBIT A

                                     LEGAL
                                  DESCRIPTION


All that certain tract or parcel of land being located in the Third Municipal District, City of New Orleans, Section 39 of Township 12 South, Range 12 East, Southeastern District of Louisiana, as per plan of resubdivision prepared by Fromherz Engineers, Inc., Dwg. No. WCL1, dated August 15, 1988, approved by the City Planning Commission on October 4, 1988, subdivision Docket No. 68/88, registered as Declaration of Title Change on November 1, 1988, COB 823-D, folio 243 identified as Lot PS 1, according to a survey by Fromherz Engineers, Inc., Drawing No. WCL1B, dated June 8, 1993, and is more particularly described as follows:

Commencing at the intersection of the eastern right-of-way line of Jourdan Road South (formerly the eastern boundary line of the Industrial Canal Reservation) with the southern right-of-way line of Almonaster Avenue extension; thence S16'10'30"E, along the eastern right-of-way of Jourdan Road South, for a distance of 200.83' to a point, said point being the point of beginning. Thence, from said point of beginning S86'07'08"E for a distance of 2194.11' to a point of curve; thence along a curve to the right, having a radius of 322.17', for an arc distance of 401.15' to a point of tangency; thence S14'46'35"E for a distance of 833.85 to a point located on the north line of the Board of Commissioners Port of New Orleans property; thence along a non-tangent curve to the left, having a radius of 5780.65', for an arc distance of 109.83' to a point of tangency; thence S73'49'30"W along the north line of the Board of Commissioners Port of New Orleans property, for a distance of 1562.67' to a point of curve; thence along a curve to the right having a radius of 664.18' for an arc distance of 704.81' to a point located on the eastern right-of-way of Jourdan Road South; thence N16'10'30"W for a distance of 61.49' to a point; thence, continuing along the eastern right-of-way of Jourdan Road South, N16'10'30"W for a distance of 1493.85' to a point, said point being the point of beginning.

The above described tract or parcel of land comprises a portion of the ground formerly designated as lot PS, including any and all servitudes, appurtenances and advantages thereunto belonging, and is designated as lot PS1, containing
75.533 acres, all as is more fully shown on the drawing number WCL1B by Fromherz Engineers, Inc., dated June 8, 1993.

        Together with all improvements located thereon and all rights, ways, privileges, and servitudes thereunto belonging or appertaining; and

        Together with those "Incorporeal Rights" created as follows:

        1. COB 856, folio 479, N.A. No. 874450 - Grant of Servitude of Passage and Right of Use by the Sewerage and Water Board of New Orleans in favor of West Coast Liquidators dated March 29, 1990 creating a cross-over of Lot PS2.

        2. COI No. 28404, N.A. No. 866084 - Switch Track Agreement between the New Orleans Public Belt Railroad Commission and West Coast Liquidators, Ltd. as created by Agreement dated September 27, 1990 and filed November 2, 1990.

        3.      COB 855, folio 243-245, COI No. 30531, N.A. No. 872064 -
Railroad Crossing Agreement between Public Belt Railroad Commission for the City of New Orleans and West Coast Liquidators, Inc. dated May 10, 1989.

                                  EXHIBIT B                       Page 1 of 2


WEST COAST LIQUIDATORS, INC.                                                             RUN DATE:   28-Sep.-93
N.O.D.C. NET BOOK VALUE REPORT                                                               TIME:     10:39 AM
FOR THE SEVEN MONTHS ENDING AUGUST 1993                                                   PREP BY:   TENEROWICZ
===============================================================================================================
                   PROP
SYS NO   LOC   CL  UNIT       ASSET DESCRIPTION                    VENDOR NAME                    NET BOOK VALUE
- - ----------------------------------------------------------------------------------------------------------------
        1901   B   1015   Parking, paving curbs                                                     1,585,674.60
        1901   B   1025   Landscaping                                                                  91,411.06
        1901   B   1030   Site utilities                                                              737,215.68
        1901   B   1040   Guard house                                                                  11,987.97
        1901   B   1050   Fencing                                                                      29,384.42
        1901   B   1200   Foundation and floors                                                     3,594,833.53
        1901   B   1201   Piles                                                                       473,756.08
        1901   B   1210   Structural framing                                                        4,172,747.76
        1901   B   1220   Exterior walls                                                              982,348.10
        1901   B   1230   Roofing and waterproofing                                                 1,185,956.69
        1901   B   1240   Doors, windows, glazing                                                     234,029.98
        1901   B   1250   Interior partitions                                                         237,960.53
        1901   B   1260   Interior finishes                                                           301,460.60
        1901   B   1500   Fire protection services                                                    860,731.48
        1901   B   1700   HVAC                                                                        885,095.36
        1901   B   1800   Electrical                                                                  648,910.56
        1901   B   2000   Elevators                                                                    13,809.96

 172    1901   B   9999   Alarm system                                                                 12,797.24
 168    1901   B   9999   Contractors fee                       Broadmoor Corporatio                    5,913.26
 180    1901   B   9999   Valuation adjustment                  F.N.D. Electronics                       (159.30)
 174    1901   B   9999   Alarm system                          Simplex Time Recorde                    2,643.03
 179    1901   B   9999   Sales use tax refund                  State of Louisiana                    (95,182.86)
 170    1901   B   9999                                         Valuation Research                      1,351.06
                                                                                                  --------------
               B          TOTAL BUILDING (13200)                                                   15,974,676.79
                                                                                                  --------------

 264    1901   BI  9999                                         F.N.D. Electronics                        355.49
 266    1901   BI  9999                                         F.N.D. Electronics                        535.26
 268    1901   BI  9999                                         F.N.D. Electronics                        416.46
 270    1901   BI  9999                                         F.N.D. Electronics                        499.49
 272    1901   BI  9999                                         F.N.D. Electronics                        146.51
 274    1901   BI  9999   Install frost proof hose              KAM Mechanical Contr                    3,711.79
 276    1901   BI  9999   Install cable to guard sh             F.N.D. Electronics                        908.02
 278    1901   BI  9999   Install sunshields, prog              F.N.D. Electronics                      1,239.22
 280    1901   BI  9999   Install key locks and cable, reprog   F.N.D. Electronics                        292.28
3828    1901   BI  9999                                         Payless Equipment                         179.39
3829    1901   BI  9999                                         Bartolo Supply                         11,561.80
                                                                                                   -------------
               BI         TOTAL BUILDING IMPROVEMENTS (13220)                                          19,845.71
                                                                                                   -------------


                                  EXHIBIT B                       Page 2 of 2


WEST COAST LIQUIDATORS, INC.                                                             RUN DATE:   28-Sep.-93
N.O.D.C. NET BOOK VALUE REPORT                                                               TIME:     10:39 AM
FOR THE SEVEN MONTHS ENDING AUGUST 1993                                                   PREP BY:   TENEROWICZ
===============================================================================================================
                   PROP
SYS NO   LOC   CL  UNIT       ASSET DESCRIPTION                    VENDOR NAME                    NET BOOK VALUE
- - ----------------------------------------------------------------------------------------------------------------
        1901   DE   3000   Restroom accessories                                                         5,585.99
        1901   DE   3001   Restroom accessories                                                         7,294.51
        1901   DE   3003   Mirrors                                                                      2,470.31
        1901   DE   3005   Signs and sign hook-ups                                                      6,002.84
        1901   DE   3015   Splash blocks                                                                  676.25
        1901   DE   3035   Exit directional signs                                                       9,418.95
        1901   DE   3085   Exterior wall wash                                                          19,757.39
        1901   DE   4040   Carpeting                                                                   33,565.58
        1901   DE   4045   Cabinets, counters, shelves                                                 40,406.38
        1901   DE   4050   Small item protections                                                       1,152.35
        1901   DE   4080   Public address system                                                       95,505.58
                                                                                                  --------------
               DE          TOTAL OFFICE EQUIPMENT (12800)                                             221,836.13
                                                                                                  --------------

        1901   WE  3020   Railroad siding and access                                                   10,245.94
        1901   WE  3030   Control gates                                                                 5,979.54
        1901   WE  3060   Conveyor and accessories                                                  1,338,732.72
        1901   WE  3065   Rack and accessories                                                      3,137,576.48
        1901   WE  4000   Door lift connections                                                        55,211.63
                                                                                                   -------------
               WE         TOTAL WAREHOUSE EQUIPMENT (13110)                                         4,547,746.31
                                                                                                   -------------
                          TOTAL N.O.D.C.                                                           20,764,104.94
                                                                                                   =============


                                   EXHIBIT C


                                 STATUS REPORT




The undersigned, __________________________, a ____________ corporation is the
___________________ under a Lease Agreement (the "Lease"), dated as of September 25, 1993, between West Coast Liquidators, Inc., a California corporation, (the "Tenant") and TriNet Essential Facilities X, Inc., a Maryland corporation, as landlord (the "Landlord") of certain real property located on Jourdan Road in New Orleans, Louisiana as described on attached Exhibit A (the "Land Parcel"). Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Lease. The undersigned hereby represents and certifies as follows:

           1. The Lease constitutes the entire agreement between the parties with respect to the demise of the Premises and is in full force and effect and has not been modified, supplemented, canceled or amended in any respect.

           2. The term of the Lease commenced on October 4, 1993 and ends on September 30, 2009. The Lease provides Tenant the right to extend the term of the Lease for two (2) renewal terms, the first of which extends the Initial Term for two (2) years and the second of which extends the Initial Term for an additional ten (10) years. The Tenant is currently obligated to pay Fixed Rent in monthly installments in an amount equal to $____________ per month, which Fixed Rent obligation is continuing and is not past due or delinquent in any respect. No payment of Fixed Rent has been prepaid more than one month in advance.

           3. No event has occurred or is continuing which would constitute a default by either the Tenant or Landlord under the Lease or would constitute such a default but for the requirement that notice be given or that a period of time elapse or both. No offset exists with respect to any Rent or other sums payable or to become payable by the Tenant under the Lease.

           IN WITNESS WHEREOF, this Certificate has been duly executed and delivered by the authorized officers of the undersigned as of _______________ ___, ______.



                                               _________________________________



                                             By: ____________________________
                                                 Name:
                                                 Title:

                                  EXHIBIT D

                            PERMITTED ENCUMBRANCES



1. General and special taxes or assessments for 1994 and subsequent years not yet due and payable, as modified by the Payment in Lieu of Tax Agreement ("Pilot"), dated August 1, 1988, by and among the City of New Orleans, State of Louisiana, The Industrial Development Board of the City of New Orleans, Louisiana, Inc., the Director of Finance of the City of New Orleans, Louisiana, the Tax Assessor of the Third Municipal District of the Parish of Orleans, Louisiana, and West Coast Liquidators, Inc.

2. Servitude in favor of the Sewerage & Water Board ("S&WB"), as shown on the Survey, Exhibit No. 5, which was granted by the City to the S&WB pursuant to Ordinance No. 8804 Mayor Council Series, approved on October 15, 1982.

3. COB 813C, folio 621 - Servitude in favor of New Orleans Public Service, Inc., ("NOPSI") for overhead electrical distribution facilities and underground electrical distribution facilities.

4. COB 839, folio 499-503; COI No. 14998 - Servitude Agreement for natural gas service between New Orleans Public Service, Inc. and the Industrial Development Board of the City of New Orleans ("Owner"), and West Coast Liquidators, Inc., a California corporation ("Lessee"), dated December 12, 1989, registered as N.A. No. 8229772.

5. COB 839, folio 504-508; COI No. 14972 - Servitude Agreement for overhead electric service between New Orleans Public Service, Inc. and the Industrial Development Board of the City of New Orleans ("Owner") and West Coast Liquidators, Inc., a California corporation ("Lessee") dated December 12, 1989, filed December 29, 1989 under N.A. No. 829773.

6. COB 843, folio 488-490; COI No.16891 - Servitude Agreement for underground electric service between New Orleans Public Service, Inc. and the Industrial Development Board of the City of New Orleans ("Owner") and West Coast Liquidators, Inc., a California corporation ("Lessee") dated March 30, 1990, filed April 5, 1990 under N.A. No. 840685.

7. COI No. 19336 - Right of Way and Servitude between South Central Bell and West Coast Liquidators, Inc., as Lessee for service poles, guys, anchors, aerial cables and wires, etc., as per agreement dated April 13, 1990, N.A. No. 842389, which has been corrected to show the right of way and servitude in favor of South Central Bell by Industrial Development Board of the City of New Orleans, Louisiana, Inc., as of August 15, 1990, recorded as COI 29955, N.A. No. 871021, which is exactly the same as the right of way previously granted by West Coast Liquidators, Inc.

8. Encroachment of concrete roadway ramp owned by the Louisiana State Department of Transportation onto the insured land parcel on the Jourdan Road side as shown on a survey by Fromherz Engineers, Inc., dated June 8, 1993, Dwg. No. WCL1B.

9.         Terms, conditions and obligations of the Master Lease.

10. Terms, conditions and obligations creating the following incorporeal rights:

           a. COB 856, folio 479, N.A. No. 874450 - Grant of Servitude of Passage and Right of Use by the Sewerage and Water Board of New Orleans in favor of West Coast Liquidators dated March 29, 1990 creating a cross-over of Lot PS2.

           b. COI No. 28404, N.A. No. 866084 - Switch Track Agreement between the New Orleans Public Belt Railroad Commission and West Coast Liquidators, Ltd. as created by Agreement dated September 27, 1990 and filed November 2, 1990.

           c.       COB 855, folio 243-245, COI No. 30531, N.A. No. 872064 -
           Railroad Crossing Agreement between Public Belt Railroad Commission for the City of New Orleans and West Coast Liquidators, Inc. dated May 10, 1989.

11.        Permitted Encumbrances subordinate to this Lease:

           a. Lease dated September 30, 1991, between West Coast Liquidators, Inc., as landlord and The Spectrum Network, as tenant, as amended by letter agreements dated October 18, 1991 and January 6, 1993.

           b. Standard Industrial Lease - Multi-Tenant dated November 9, 1992, between West Coast Liquidators, Inc., as landlord and Tano Corporation, as tenant, as amended by Amendment No. 1 to Standard Industrial Lease - Multi-

Tenant, dated as of November 9, 1992 and as further amended by Amendment No. 2 to Standard Industrial Lease - Multi-Tenant, dated as of February 1, 1993.

                                  EXHIBIT E

FORM OF SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

        THIS AGREEMENT is made as of __________, ____, by and among TRINET ESSENTIAL FACILITIES X, INC., (Lessor) whose address is _______________, WEST COAST LIQUIDATORS, INC. (Lessee), whose address is _______________ and _____________ (the Beneficiary), whose address is __________________________.

        A. THE PROPERTY. The term "Property", as used herein, shall mean the real property situated in the Parish of Orleans, State of Louisiana, legally described in Exhibit A attached hereto and by this reference made a part hereof, together with all buildings, structures, improvements and fixtures now or hereafter located thereon, and together with all easements and other rights appurtenant thereto.

        B. THE LEASE. The property has been leased to Lessee pursuant to the terms and provisions of a lease agreement dated as of ___________ ___, 1993, between Lessor and Lessee (the Lease), for a term of 16 years with four ten-year optional renewal terms.

        C. THE LOAN; SECURITY DOCUMENTS; MORTGAGE. Lessor proposes to borrow certain sums from Beneficiary to be evidenced by a promissory note. Lessor proposes to encumber the Property as security for payment of its obligations to Beneficiary and, for such purpose, shall enter into various instruments and documents (collectively the Security Documents), including without limitation, a [Mortgage and Security Agreement]
        (the Mortgage) from Lessor for the use and benefit of the Beneficiary and [an Assignment of Lessor's Interest in Lease and Rents] (the Assignment), which Mortgage and Assignment will be recorded in the real property records of Orleans Parish, Louisiana.

        D. PURPOSES. In connection with the above-mentioned transactions, Lessor and Lessee have agreed to offer certain assurances and representations to the Beneficiary, and all parties agree to provide for (i) the subordination of the Lease to the Security Documents;
        (ii) the continuation of the Lease notwithstanding any foreclosure of the Mortgage, subject to certain conditions; and (iii) Lessee's attornment to the Beneficiary or to such other parties as may acquire title to the Property as the result of any foreclosure or any conveyance of the Property in lieu of foreclosure.

        NOW, THEREFORE, in consideration of the mutual terms and provisions hereinafter contained and other good and valuable consideration received by any party from any other, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Notices of Default to Beneficiary. Notwithstanding anything to the contrary in the Lease, Lessee shall personally deliver or mail to Beneficiary, at Beneficiary's address set forth above, a copy of any written notice of any default under the Lease by Lessor which may be given by Lessee, and if within the time provided in the Lease for the cure thereof by Lessor, Beneficiary performs or causes to be performed all such obligations with respect to which Lessor is in default which can be cured by the payment of money, any right of Lessee to terminate the Lease by reason of such default shall cease and be null and void.

        2. Subordination of Lease to Security Documents. Lessee hereby subordinates its leasehold estate in the Property and all of Lessee's right under the Lease to the Security Documents and replacements thereof, to the full extent of all obligations secured or to be secured thereby including interest thereon, provided however, that the provisions of the Lease relating to insurance proceeds and condemnation proceeds shall control over any conflicting provisions of the Security Documents.

        3. Non-Disturbance of Lessee. Beneficiary agrees that, for so long as Lessee shall not be in default under the terms of the Lease after applicable notice and beyond any applicable cure period, neither the Lease nor Lessee's rights pursuant thereto shall be disturbed or affected by any exercise by Beneficiary of any rights or remedies available to Beneficiary under the Security Documents. Beneficiary's obligations under this Section 3 shall continue throughout the full term of the Lease, including any extensions thereof with respect to which Lessee has exercised its option. Beneficiary's obligations under this Section 3 shall be null and void if Lessee shall, at any time, default in the timely performance of the Lessee's obligations under the Lease after receipt of any applicable notice and not cure such default within the time, if any, allowed in the Lease, unless such default occurred and was cured prior to the foreclosure of the Mortgage or conveyance in lieu of foreclosure or a dation en paiment.

4. Beneficiary as Landlord after Foreclosure. In the event that Beneficiary (or any other party) shall acquire fee title to the Property or shall succeed to Lessor's interest in the Lease, whether through foreclosure of the Mortgage, conveyance of the Property in lieu of foreclosure, dation en paiment, or otherwise (including any exercise by Beneficiary of any rights or remedies available to Beneficiary under the Security Documents), Beneficiary (or such other party) shall thereupon, and without the necessity of attornment or other act or agreement, be substituted as Lessee's landlord under the Lease, and shall be entitled to the rights and benefits (including the benefit of Guarantor's guaranty) and subject to the obligations thereof, provided that neither Beneficiary nor any other party shall be:

     (a) liable for any act or omission of any prior landlord under the Lease (including Lessor); or

     (b) subject to any offsets or defenses which Lessee might have against any prior landlord (including Lessor); or

     (c) bound by Lessee's payment of any rent or additional rent for more than ninety (90) days beyond the then current rate period to any prior landlord under the Lease (including Lessor); or

     (d) bound by any material amendment, modification, extension, or supplement of the Lease made without Beneficiary's prior written consent, which shall not be unreasonably withheld, delayed or conditioned;

and Lessee hereby agrees to attorn to and recognize such Beneficiary (or other party) as Lessee's landlord.

5. Payment of Rent Upon Default. Lessee is hereby advised that the Security Documents give Beneficiary the right to collect rent and other sums payable under the Lease directly from Lessee upon the occurrence of a default under the Security Documents. Upon receipt by Lessee or Guarantor of notice from Beneficiary of any such default, Lessor agrees Lessee or Guarantor will thereafter pay all rent and other sums payable under the Lease directly to Beneficiary (or as Beneficiary shall direct) as they become due and payable. Lessor hereby waives any cause of action and releases any and all claims it may have against Lessee arising out of Lessee's compliance with the preceding sentence.

6. Binding Effect. The provisions of this Agreement shall be covenants running with the Property, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

7. No Waiver. No party hereto shall by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by such party, and then only to the extent specifically set forth therein; a waiver on one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

8. Notices. All notices, demands, requests, approvals, or consents made pursuant to, under or by virtue of this Agreement must be in writing and mailed to the party to which the notice, demand, request, approval or consent is being sent by certified or registered mail, return receipt requested, or by overnight courier delivery, addressed as follows, or at such other address as such party may designate by notice to the other parties:

          To Guarantor:

          MacFrugal's Bargains*Close-outs Inc.
          2430 East Del Amo Boulevard
          Dominguez, California 90220
          Attention:  Vice President--Real Estate and Construction

          with a copy to:

          MacFrugal's Bargains*Close-outs Inc.
          2430 East Del Amo Boulevard
          Dominguez, California 90220
          Attention:  General Counsel

          To Lessee:

          West Coast Liquidators, Inc.
          2430 East Del Amo Boulevard
          Dominguez, California 90220
          Attention:  Vice President--Real Estate and Construction

          with a copy to:

          West Coast Liquidators, Inc.
          2430 East Del Amo Boulevard

                        Dominguez, California 90220
                        Attention: General Counsel

                        To Lessor:

                        TriNet Essential Facilities X, Inc.
                        c/o Trinet Corporate Realty Trust, Inc.
                        Four Embarcadero Center, Suite 3150
                        San Francisco, California 94111
                        Attention: Mr. Mark S. Whiting

                        with a copy to:

                        Day, Berry & Howard
                        260 Franklin Street
                        Boston, Massachusetts 02110
                        Attention: Lewis A. Burleigh, Esq.

                        To Beneficiary:

                        _________________
                        _________________
                        _________________
                        Attention: _________________

        Any notice, demand, request, approval, or consent given in accordance with the provisions of this Paragraph 8 shall be effective on the date of receipt or delivery or when proper delivery is refused by the addressee.

        9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

        10. Miscellaneous. This Agreement may not be modified or amended except by a written agreement duly executed by Lessee, Lessor and Beneficiary with the consent in writing of Guarantor. This Agreement shall be binding upon Lessee and Guarantor and shall inure to the benefit of Beneficiary and its successors and assigns. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In the event of litigation concerning this Agreement, the prevailing party shall be entitled to reimbursement of reasonable attorneys' fees and expenses by the losing party or parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESSES AS TO BOTH:                  LESSOR:

                                       TRINET ESSENTIAL FACILITIES X, INC.
______________________________
Name:

                                       By:_______________________________
______________________________            Name:
Name:                                     Title:

                                       By:_______________________________
                                          Name:
                                          Title:


WITNESSES:                             LESSEE:

                                       WEST COAST LIQUIDATORS, INC.
______________________________
Name:

                                       By:_______________________________
______________________________            Name:
Name:                                     Title:

                                       By:_______________________________
                                          Name:
                                          Title:


WITNESSES:                             BENEFICIARY:


______________________________         By:_______________________________
Name:                                     Name:
                                          Title:

______________________________
Name:

WITNESSES AS TO BOTH:                   CONSENTED TO:

                                        MACFRUGAL'S BARGAINS*
______________________________            CLOSE-OUTS, INC.,
Name:                                   Lease Guarantor

______________________________          By:____________________________
Name:                                      Name:
                                           Title:


                                        By:____________________________
                                           Name:
                                           Title:

STATE OF _______________:
COUNTY OF ______________:

     BE IT KNOWN that on this ______ day of __________, _____, before me, the undersigned Notary Public, personally came and appeared ________________ [and _______________], to me personally known, and after being by me duly sworn, did depose and say that he is [they are] the _________________ [and ________________, respectively], of TriNet and that the seal affixed to the foregoing Subordination, Attornment and Non-Disturbance Agreement is the corporate seal of said corporation [or that said corporation has no seal], that he [they] signed and sealed said document on behalf of the corporation by authority of its Board of Directors, as the free act and deed of the corporation, for the purposes therein set forth.



                                              ___________________________
                                              Notary Public


                                              My Commission Expires:

                                              ___________________________

STATE OF ________________:

COUNTY OF _______________:

        BE IT KNOWN that on this ______ day of _____, ____, before me, the undersigned Notary Public, personally came and appeared ____________________ [and ____________________], to me personally known, and after being by me duly sworn, did depose and say that he is [they are] the ____________________ [and ____________________, respectively], of [Beneficiary] and that the seal affixed to the foregoing Subordination, Attornment and Non-Disturbance Agreement is the corporate seal of said corporation [or that said corporation has no seal], that he [they] signed and sealed said document on behalf of the corporation by authority of its Board of Directors, as the free act and deed of the corporation, for the purposes therein set forth.

                                                ______________________________
                                                Notary Public

                                                My Commission Expires:

                                                ______________________________

STATE OF CALIFORNIA

COUNTY OF LOS ANGELES:

     BE IT KNOWN that on this ______ day of ______, ______, before me, the undersigned Notary Public, personally came and appeared Philip L. Carter and Leonard S. Williams, to me personally known, and after being by me duly sworn, did depose and say that they are the Chief Financial Officer and Chief Executive Officer, respectively, of West Coast Liquidators, Inc., and that the seal affixed to the foregoing Subordination, Attornment and Non-Disturbance Agreement is the corporate seal of said corporation [or that said corporation has no seal], that they signed and sealed said document on behalf of the corporation by authority of its Board of Directors, as the free act and deed of the corporation, for the uses and purposes therein set forth.



                                        ________________________________
                                        Notary Public

                                        My Commission Expires:

                                        ________________________________